                                                           EXHIBIT 10.2







                        COCONUT GROVE MARKETPLACE

                           SUBLEASE AGREEMENT


                Tenant: CINEMASTAR LUXURY THEATERS, INC.,

                                INDEX TO SUBLEASE

                                                                           PAGES
                                                                           -----
SUMMARY OF LEASE INFORMATION

SPECIAL LEASE PROVISIONS..................................................   i-v

STANDARD TERMS AND PROVISIONS.............................................  1-45

PREMISES; COMMON AREAS....................................................   1-4
1.   Premises.............................................................     1
2.   Common Areas.........................................................     2

TERM......................................................................   4-6
3.   Term; Tenant Occupancy...............................................     4
4.   Surrender and Holding Over...........................................     5

RENT; PROPERTY EXPENSES...................................................  6-14
5.   Monthly Minimum and Percentage Rent..................................     6
6.   Property Maintenance and Operating Expenses..........................     9
7.   Maintenance Reserve Account..........................................    14
8.   General Excise/Conveyance Taxes......................................    14

SECURITY DEPOSIT..........................................................    14
9.   Security Deposit.....................................................    14

INSURANCE................................................................. 14-17
10.  Insurance............................................................    14

USE....................................................................... 17-21
11.  Use of Premises......................................................    17
12.  Use of Property......................................................    20
13.  Rules and Regulations................................................    21

ADVERTISING............................................................... 21-22
14.  Advertising..........................................................    21
15.  Trademarks...........................................................    22

ALTERATIONS; UTILITIES; REPAIR AND MAINTENANCE............................ 22-27
16.  Alterations and Improvements.........................................    22
17.  Utilities............................................................    24
18.  Repairs and Maintenance..............................................    25
19.  Damage to or Destruction of Premises or Property.....................    26

HAZARDOUS MATERIALS .................................  27-30
20.  Hazardous Materials ............................     27

ASSIGNMENT AND SUBLETTING ...........................  30-33
21.  Assignment and Subletting ......................     30

DEFAULT .............................................  33-37
22.  Liens and Insolvency ...........................     33
23.  Default ........................................     33

CONDEMNATION ........................................  37-38
24.  Condemnation ...................................     37

LANDLORD ............................................  39-42
25.  Non-liability of Landlord ......................     39
26.  Indemnity of Landlord ..........................     39
27.  Attorney's, Architect's, Etc. Fees .............     39
28.  Access to and Inspection of Premises ...........     40
29.  Subordination of Lease .........................     40
30.  Estoppel Certificate; Financial Statements .....     41
31.  Additional Improvements Upon Property ..........     41
32.  Submission to Condominium Property Regime ......     41
33.  Landlord's Consent .............................     42

FORCE MAJEURE .......................................     42
34.  Force Majeure ..................................     42

NOTICES .............................................     42
35.  Notices ........................................     42

MISCELLANEOUS; ENTIRE AGREEMENT .....................  44-45
36.  Miscellaneous ..................................     43
37.  Entire Agreement ...............................     44

Personal Guaranty Of Lease Addendum
Special Conditions Addendum
Option Addendum
Exhibit "A" -- Site Plan
Exhibit "B" -- Monthly Minimum Rent Provisions
Exhibit "C" -- Construction Specifications
Exhibit "D" -- Landlord's Improvements
Exhibit "E" -- Tenant's Improvements
Exhibit "F" -- Confirmation of Rent Commencement Date

                        COCONUT GROVE MARKETPLACE SUBLEASE

                           SUMMARY OF LEASE INFORMATION
        (The terms of the Sublease shall control in the case of conflict.)


TENANT:                        CINEMASTAR LUXURY THEATERS, INC.,

PREMISES:                      THEATER PAD

AREA (APPROX.):                25,000 Sq. Ft.

USE OF PREMISES:               MOVIE THEATER

COMMENCEMENT DATE:             SEE PARAGRAPH B OF THE SPECIAL LEASE
                               PROVISIONS

TERMINATION DATE:              SEE PARAGRAPH B OF THE SPECIAL LEASE
                               PROVISIONS

INITIAL MONTHLY
MINIMUM RENT:                  $1.25 per square foot per month

PERCENTAGE RENT:               10% of monthly Box Office Receipts, plus
                               5% of monthly non-box office receipts
PERCENTAGE OF PROPERTY
EXPENSES:                      ________%

SECURITY DEPOSIT:              SEE SPECIAL CONDITIONS ADDENDUM

                           COCONUT GROVE MARKETPLACE

                               SUBLEASE AGREEMENT

     THIS SUBLEASE ("Lease") is made as of this 18th day of July 1996 by and between BRIAN ANDERSON and MELVIN SHAPIRO, whose principal place of business is in Kailua-Kona, Hawaii, and whose post office address is POB 5423, Kailua-Kona, Hawaii 96745 ("Landlord"), and CINEMASTAR LUXURY THEATERS, INC., a California corporation, whose mailing address is 431 College Boulevard, Oceanside, California 92057, Attention: John Ellison, Jr., President ("Tenant"), to be effective on the 18 day of July 1996 ( the "Effective Date")

                            SPECIAL LEASE PROVISIONS

     A. LEASED PREMISES. Approximately 25,000 square feet, more or less, in the COCONUT GROVE MARKETPLACE located at Auhaukeae 1st, Tax Map Keys (3) 7-5-009:025, 028 043 (the whole of the COCONUT GROVE MARKETPLACE and the improvements thereon shall hereafter collectively be called the "Property"), situate in the District of North Kona, County and State of Hawaii, as shown outlined in red on Exhibit A attached hereto and more particularly described in Paragraph 1 of the Standard Terms and Provisions (the "PREMISES"). Tenant acknowledges that the square footage of the Premises as set forth in these Special Lease Provisions is merely an approximation of the actual area of the Premises. Prior to the Tenant's occupancy of the Premises, Landlord and Tenant shall confirm the actual square footage of the Premises as provided in Paragraph 1.a(i) of the Standard Terms and Provisions.

     B. TERM. Unless sooner terminated as provided herein, or extended as provided in the Option Addendum attached hereto, the initial term of this Lease shall commence on the Effective Date and extend for two hundred and forty (240) months from the earliest to occur of (1) one hundred and eighty (180) days from the date the Landlord completes its construction obligations as set forth in Paragraph E.2 of these Special Lease Provisions, or (2) the first day the Premises are open for business (the "Rent Commencement Date") and end on first day of the first calender month following the two hundred and fortieth monthly anniversary date of the Rent Commencement Date (the "Termination Date"). Tenant shall have access to the Premises on the date the Landlord completes its construction obligations as set forth in Paragraph E.1 of these Special Lease Provisions. See Paragraph 1.b of the Standard Terms and Provisions.

     C.   RENT AND OTHER CHARGES.

     1.   Monthly Minimum Rent:

          a. For the first thirty-six (36) months of the term, effective on the Rent Commencement Date, the Monthly Minimum Rent shall be
     ONE AND 25/100 DOLLARS ($1.25) per square foot of the Premises per month.

          b. For the remaining two hundred and four (204) months of the term, effective on the first day of the first calender month following the thirty-sixth (36th) monthly anniversary date of the Rent Commencement Date, the Monthly Minimum Rent shall be in the amount as determined according to the terms of Exhibit B attached hereto.

     2. Percentage Rent: During every calendar month or fraction of a month of the term of this Lease, Tenant shall also pay Landlord (a) ten 10% of Tenant's "box office receipts" and (b) five percent (5%) of Tenant's non-box office sales receipts, concession (food and beverage) receipts, and promotional and special events receipts, as Percentage Rent as provided in Paragraph 5.b of the Standard Terms and Provisions.

     3. Tenant's Percentage of Property Expenses and Utility Charges: ______% Except as provided in the Special Conditions Addendum, during the entire term of this Lease, including the extensions, if any, Tenant shall pay monthly, as additional rent, its percentage of the "Property maintenance and operating expenses" and utility charges not separately metered presently estimated at forty-four cents ($ .44) per square foot per month, as provided in Paragraphs 6 and 17 of the Standard Terms and Provisions, subject to adjustment, however, as provided in Paragraphs 6 and 17.

     4. Tax on Payments: Tenant shall pay Landlord on the Monthly Minimum Rent, Percentage Rent, additional rent and other payments to Landlord under this Lease, for Landlord's general excise tax, an additional amount (presently 4.167%) as provided in Paragraph 8.a of the Standard Terms and Provisions.

     D. TENANT'S PERMITTED USE; NAME. Tenant shall use the Premises for a first-rate eight-screen motion picture theater and concessions and other uses incidental thereto (excluding Motion Picture Association of America rated films which Tenant determines, in its reasonable discretion, to be injurious to the reputation of Tenant or offensive to patrons; in all cases, however, Motion Picture Association of America "X" rated films are prohibited), the sale of video cassettes of movies (excluding those rated "X") and incidental on-Premises use of vending machines and up to ____ video game machines, and no other purpose as provided in Paragraph 11.a of the Standard Terms and Provisions. Tenant's business in the Premises shall be operated under the name "____________________" or such other name as Landlord and Tenant may agree in writing.

     E.   Leasehold Improvements.

     1. Tenant's Construction Obligation. The Tenant's construction obligation with respect to the Premises, if any, shall be as set forth in Paragraph 1.b of the Standard Terms and Provisions and more particularly described in Exhibits C and E (if any) attached hereto.

     2. Landlord's Construction Obligation. The Landlord's construction obligation with respect to the Premises, if any, shall be as set forth in Paragraph 1.c of the Standard Terms and Provisions and more particularly described in Exhibits C and D (if any) attached hereto.

     F. TENANT PARKING. Subject at all times to Paragraphs 2 and 13 of the Standard Terms and Provisions, Tenant shall have the right to use any of the parking spaces within the Property for customer parking; Tenant, however, shall not use more than __ parking spaces for employee or business vehicle parking. Tenant's employees shall only park in those areas designated for "EMPLOYEE PARKING" on Exhibit A attached hereto.

     G.   SECURITY DEPOSIT. SEE SPECIAL CONDITIONS ADDENDUM.

     H. ASSIGNMENT AND SUBLETTING. Tenant may not assign, sublet or mortgage the Premises without Landlord's prior written consent as more particularly described in Paragraph 21 of the Standard Terms and Provisions, subject in every case, however, to the Landlord's right to adjust the Monthly Minimum Rent as provided for in Paragraph 21.b of the Standard Terms and Provisions.

     I. PAYMENTS. Tenant shall make all payments of Monthly Minimum Rent, Percentage Rent, additional rent and other payments required under this Lease to:

          Coconut Grove Marketplace
          POB  5423  KAILUA-KONA
          Hawaii 96745

or such other address as Landlord may, from time to time, designate to Tenant in writing.

     J. ENTIRE AGREEMENT: AMENDMENT. This Lease, which consists of these Special Lease Provisions, the attached Standard Terms and Provisions, and the attached Addendum and Exhibits (check as applicable):

          (X)       PERSONAL GUARANTY OF LEASE ADDENDUM;

          (X)       SPECIAL CONDITIONS ADDENDUM;

          (XX)      OPTION ADDENDUM;

          (XX)      EXHIBIT A -- Plot Plan of Tenant Premises

          (X)       EXHIBIT B -- Monthly Minimum Rent Provisions:

          (X)       EXHIBIT C -- Construction Specifications;

          (X)       EXHIBIT D -- Landlord's Improvements;

          (X)       EXHIBIT E -- Tenant's Improvements;

          (X)       EXHIBIT F -- Confirmation of Rent Commencement Date;

          (_)       EXHIBIT G -- ________________;

contains the entire understanding among the parties and supersedes any prior or contemporaneous understandings or agreements between them respecting the matters set forth herein. Any amendment of this Lease shall be as provided in Paragraph 37 of the Standard Terms and Provisions.

     By their signatures below, Landlord and Tenant acknowledge that they have read, understand and accept all of the terms, covenants, conditions, agreements and provisions contained in this Lease, including these Special Lease Provisions, the attached Standard Terms and Provisions and the above indicated Addendums and Exhibits.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date and year first above written.

                                    CINEMASTAR LUXURY THEATERS, INC.
                                    a California corporation

Brian Anderson
- ------------------------------
BRIAN ANDERSON
                                    By   --------------------------------

                                         --------------------------------

Melvin Shapiro                      Its: --------------------------------
- ------------------------------
MELVIN SHAPIRO

                      LANDLORD                                     TENANT

























V

                           COCONUT GROVE MARKETPLACE
                         STANDARD TERMS AND PROVISIONS

                                       Tenant: CINEMASTAR LUXURY THEATERS, INC.,

     1.   PREMISES.

     a. Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon the terms and provisions set forth herein and in the attached Special Lease Provisions, Addendums and Exhibits, as applicable, those certain premises on the Property described in the attached Special Lease Provisions and shown outlined in red on Exhibit A attached hereto. The premises so leased are herein called the "Premises".

          (i) Tenant acknowledges that the square footage of the Premises set forth in the attached Special Lease Provisions is merely an approximation of the actual area of the Premises. On the date the Landlord completes its construction obligations as set forth in Paragraph E.2 of the Special Lease Provisions, Landlord and Tenant shall confirm the actual square footage of the Premises and include such figure in the memorandum confirming the Rent Commencement Date. In the event Landlord and Tenant are unable to agree as to the actual square footage of the Premises, Tenant agrees that Landlord shall select a licensed architect or contractor who shall independently determine the actual square footage of the Premises and such determination shall be binding on Landlord and Tenant. Failure of Tenant to execute and deliver the memorandum described in Paragraph 3.a of these Terms and Provisions shall constitute an acceptance by Tenant of the figure stated in the memorandum signed by Landlord. Notwithstanding that the actual square footage of the Premises may later be determined to be more or less than the square footage of the Premises as confirmed by Landlord and Tenant in the memorandum or the square footage set forth in the attached Special Lease Provisions, Tenant agrees that the figure stated in the memorandum shall govern in any question relating to the area of the Premises and Tenant shall have no right to any adjustment in the Monthly Minimum Rent, Percentage Rent or any other rent or other sum payable under this Lease in the event it is later determined that the actual square footage of the Premises is different from the square footage set forth in the memorandum signed by Landlord and Tenant or in the Special Lease Provisions.

          (ii) Notwithstanding any other term or provision of this Lease, the Premises shall not be deemed to include any area designated as a "Common Area" by the Landlord at the time of this Lease or hereafter, which areas shall be subject to the exclusive control and management of Landlord as herein provided. Notwithstanding the designation of any area as a Common Area, however, Tenant shall have the right, upon the prior consent and approval of Landlord, to enter and use such area for the installation, repair and maintenance of electrical, plumbing, telephone and other utility services and facilities, subject, however, at all times to the control, direction and power of Landlord (a) to enter such area, (b) to install utility lines, sprinkler equipment, air conditioning facilities, conduits, connections, installations and other facilities therein, (c) to change, modify, amend, add to or remove any improvements or other facilities therein, and

     (d) to perform installations, connections, repairs, replacements and other maintenance therein and thereon.

          (iii) The term "Premises" wherever it appears herein includes and shall be deemed to include (except where such meaning would be clearly repugnant to the context) the premises described in the attached Special Lease Provisions and the improvements now or at any time hereinafter comprising or built in the Premises hereby leased.

     b. Tenant's Work. All work which is to be performed by Tenant in the Premises pursuant to this Lease shall be performed only in accordance with plans and specifications previously approved by Landlord as provided in Exhibit C, using a contractor licensed in the State of Hawaii. Tenant shall commence construction of Tenant's work in accordance with such approved working drawings and specifications within ten (10) days after issuance of permits and completion of Landlord's work as described in Paragraph 1.c below. If Tenant shall have access to or enter the Premises prior to the Rent Commencement Date to perform Tenants work, all terms, covenants and conditions of this Lease to be observed or performed by Tenant shall apply to Tenant from and after the date of such early occupancy. Notwithstanding any other provision of this Lease, Tenant shall pay as additional rent all amounts due to Landlord within ten (10) days of demand by Landlord for any cost incurred or work or services performed by Landlord for Tenant at Tenant's request or with Tenant's consent, which Tenant is required to incur or perform according to Exhibit E.

     c. Landlord's Work. Landlord shall complete all work required to be performed by Landlord with respect to the Premises in accordance with Exhibit D attached hereto on or prior to the Rent Commencement Date.

     d. Acceptance of Premises. Tenant agrees that (i) neither Landlord nor any employee, representative or agent of Landlord, has made any representations concerning the suitability of the Premises for the conduct of Tenant's business nor has there been any other representations covering the physical condition of the Premises; (ii) Tenant's acceptance of the Premises evidenced by Tenant's entry and the possession thereof shall constitute unqualified proof that the Premises are, as of the date of commencement of Tenant's occupancy thereof, in a tenantable and good condition; (iii) Tenant shall be deemed to have waived any patent or latent defect in the Premises except those latent defects in the Premises discovered by Tenant during the period of any contractor's warranty covering such defective condition; (iv) Tenant will take good care thereof; and
(v) Tenant shall not make any repairs at Landlord's expense except as Landlord and Tenant have by this Lease made specific provisions for such repairs.

     e. Quiet Possession. Upon payment by Tenant of the rent and other charges provided for herein and upon the observance and performance of the terms and conditions by Tenant herein contained, Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereby leased without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, except as otherwise provided herein.

     2. COMMON AREAS. In addition to the Premises, Tenant shall, as an appurtenance thereto, have full right of access to said Premises over and across the common entrances, sidewalks, halls, corridors, driveways, service areas, parking areas and stairways on the Property (the "COMMON AREAS"). The Common Areas shall also include those portions of the Property, if any, which Landlord shall, from time to time hereafter, designate as, or improve for, use by or for the benefit of Tenant in common with other authorized users, including, without limitation, parking areas, service areas, driveways, stairways, ramps, sidewalks, landscaped areas, exterior or interior walks, comfort rooms, drinking fountains and/or other public facilities, but excluding any portion of the Property designated by the Landlord for non-common use. It is understood and agreed that the Common Areas shall not, in any case, be deemed to be a portion of or included in the Premises leased hereunder.

     a. Exclusive Control. All Common Areas shall at all times be subject to the exclusive control and management of Landlord, and shall be subject to such reasonable rules and regulations as Landlord may adopt and promulgate from time to time. Tenant, its employees, agents, customers, invitees and licensees shall not have the right to use any of the Common Areas except as permitted by Landlord. Tenant, its employees, agents and sublessees shall not solicit business, advertise or distribute handbills in any Common Areas without Landlord's prior consent, and Tenant will not use the Common Areas in such a way as to impede or interfere with the operation of the Property, or with Landlord or any Tenant therein or thereon.

     b. Interference. If, as a result of labor disputes or activities involving Tenant arising in any way from the conduct of Tenant's business, a picket line is established on the Premises or any Common Area of the Property, or in the vicinity of the Premises or the Property, or there is any other such activity which, in the judgment of Landlord, interferes with or affects the operations of the Property, Landlord may, at its option, terminate this Lease forthwith by written notice to Tenant. Landlord may also, in its discretion, in the event of any such activities, require Tenant by written notice to Tenant to cease doing business in the Premises for such period of time as Landlord may consider advisable, and in such event, the Monthly Minimum Rent payable by Tenant shall be reduced on a pro rata basis during the period that Tenant's place of business is closed.

     c. Changes to Common Areas. Landlord shall have the right, in its sole discretion, to increase or reduce the Common Areas, to rearrange the parking spaces and improvements in the Common Areas and to make any other changes therein from time to time. Landlord shall also have the right to change the access to the Premises. Landlord may also, in its sole discretion, designate certain access drives, corridors and passageways for deliveries. Tenant shall cause its employees, agents, sublessees, and suppliers to use such drives, corridors and passageways in the delivery of merchandise to and from the Premises, during the hours designated by Landlord. Landlord shalt have the right, from time to time, to change the area, level, location, and arrangement of all Common Areas; to close temporarily all or any portion of the Common Areas to such extent as may, in the opinion of Landlord's counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; and to do and perform such other acts in and to the Common Areas and improvements thereon as, in the use of good business judgment, Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants, their officers, agents, employees and customers. There shall be no reduction of Tenant's Monthly Minimum Rent, Percentage Rent or any other charges hereunder for any change to the Common Areas.

     d. Parking. Landlord reserves the right to prohibit Tenant's employees from parking on the Property, and in no event shall Tenant or any of Tenant's employees park in any parking stalls reserved for use by customers of the Property or reserved for limited periods of time. Employees of Tenant shall park only in those areas of the Property designated as "Employee Parking" in Exhibit A attached hereto and employee parking shall be limited as provided in the attached Special Lease Provisions. Nothing herein shall be deemed to impose any liability on Landlord for any damage to motor vehicles of customers or employees or for loss of property from within such motor vehicles, unless caused by the willful act or gross negligence of Landlord, its agents, servants or employees. Landlord shall have the right to promulgate rules and regulations to regulate and control tenant parking on the Property as provided in Paragraph 13 of these Standard Terms and Provisions.

     3.   TERM: TENANT OCCUPANCY.

     a. Lease Term/Confirmation of Rent Commencement Date. The term of this Lease shall commence and terminate on the dates stated in the attached Special Lease Provisions. When the Rent Commencement Date has been determined as provided in Paragraph B of the Special Lease Provisions, Landlord and Tenant shall execute a written memorandum expressly confirming said Rent Commencement Date in the form attached hereto as Exhibit F, and such memorandum shall thereupon be deemed attached hereto, incorporated herein, and by this reference made a part of this Lease. Failure of Tenant to execute and deliver such memorandum shall constitute an acceptance of the Premises by Tenant as of the date set forth in said memorandum signed by the Landlord and such date shall, for all purposes of this Lease, be the Rent Commencement Date. Unless otherwise agreed by Landlord and Tenant in writing, notwithstanding that the Rent Commencement Date set forth in the memorandum may be earlier or later than the Rent Commencement Date stated in the attached Special Lease Provisions, the Termination Date stated in the attached Special Lease Provisions will remain the same.

     b. Tenant Occupancy. The Premises shall be deemed ready for occupancy by Tenant when (i) Landlord's work with respect to the Premises has been substantially completed in accordance with Exhibit D attached hereto and
(ii) Landlord has notified Tenant that Tenant is free to enter the Premises to make its own improvements to the extent the improvements have been approved by Landlord. If the work required to be performed by Landlord with respect to the Premises depends wholly or partly on work to be performed by Tenant, then the Premises shall be deemed ready for occupancy on the date they would have been ready for occupancy if Tenant had performed its work in a diligent and timely manner and in accordance with the schedule for the performance of that work proposed by Tenant and approved by Landlord.

     c. Non-Delivery. If Landlord for any reason cannot deliver occupancy of the Premises to Tenant on or before two hundred and forty (240) days following the Effective Date of this Lease, this Lease shall be voidable by Landlord or Tenant and Landlord shall not be liable to Tenant for any loss or damage resulting from Landlord's failure to deliver occupancy to Tenant. Upon written notice to Tenant, Landlord shall have the right to extend the 240 day period described above for two forty-five (45) day periods and upon such notice, neither Tenant nor Landlord shall have the right to terminate this Lease as provided in this Paragraph 3.c. In all cases, however, the Rent Commencement and Termination Dates shalt remain the same even though the Tenant's construction obligations under this Lease shall not commence until the date the Landlord offers to deliver occupancy of the Premises to the Tenant.

     d. Payment of Rent. Except as provided in Paragraph 3.c above, Monthly Minimum Rent, Percentage Rent, additional rent and other charges under this Lease shall be due and payable as of the Rent Commencement Date. Tenant shall make the first Monthly Minimum Rent and additional rent payments on or before such date, which shall be accompanied by any other payments due from Tenant to Landlord under this Lease. If the Rent Commencement Date is a date other than the first day of the month, the payments due under this Paragraph 3.d shall be prorated accordingly.

     e. Failure of Tenant to Open. If Tenant fails to open the Premises for business fully fixtured, stocked and staffed on the Rent Commencement Date, then Landlord shall have, in addition to any and all remedies otherwise provided in this Lease, the right at its option to collect not only the Monthly Minimum Rent herein provided, but additional rent at the rate of $0.__ per square foot of the Premises per day for each and every day that Tenant fails to commence to do business as herein described; said additional rent shall be deemed to be in lieu of any Percentage Rent that Landlord might have been earned during such period of Tenant's failure to open.

     f. Tenant Opening Ceremony. Within forty-five (45) days after the Rent Commencement Date, Tenant shall have a ceremony at its cost to celebrate the opening of its business. Such ceremony shall be either advertised to the general public or by invitation only.

     g. Extension. Except as may otherwise be provided herein, Landlord shall have no obligation to extend or renew this Lease upon its termination or upon such termination to give another lease to Tenant covering the Premises, and upon such termination Landlord may lease the Premises to others to operate therein a business the same as or different from that operated by Tenant.

     4.   SURRENDER AND HOLDING OVER.

     a. Surrender Upon Termination. Upon the termination of this Lease, Tenant shall surrender the Premises and all improvements thereon in the same condition of cleanliness, repair and sightliness as the Premises were in upon Tenant's commencement of business under this Lease, reasonable wear and tear during the last two years of the term excepted. Tenant shall surrender all keys for the Premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord about all combinations on locks, safes and vaults, if any, in the Premises. On such day, unless Landlord shall, in its sole discretion, require the removal thereof, all alterations, additions, improvements, all hard surface bonded or adhesively affixed flooring, and all fixtures (other than trade fixtures) in the Premises and installed in the Common Areas by Tenant shall become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof, without disturbance, molestation or injury, and without credit to Tenant, its sublessees, concessionaires or licensees. On or before the last day of the term or the sooner termination hereof, Tenant, if not then in default, shall remove all trade fixtures, operating equipment and other personal property of Tenant and, if required by Landlord, remove all alterations, additions, improvements, flooring and other fixtures, from the Premises and Common

Areas and repair any damage occasioned by any such removal. If Landlord is required to repair any damage caused to the Premises or Common Areas by such removal, Tenant shall repay Landlord for the cost of the same. Property not so removed shall be deemed abandoned by Tenant. If the Premises are not surrendered at such time, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including without limitation, any claims made by any succeeding tenant based on such delay, and/or Landlord's lost rental income. Tenant's obligation to observe or perform this covenant shall survive the termination of this Lease.

     b. Liquidated Damages. If Tenant shall, at the termination of this Lease, fail to yield possession to Landlord, Landlord shall have the option to require Tenant to pay and Tenant shall pay, as liquidated damages, for each day possession is withheld, an amount equal to double the amount of the daily Monthly Minimum Rent computed on the basis of a thirty (30)-day month, together with any Percentage Rent, additional rent or other payments required under this Lease.

     c. Holding Over. Any holding over after the termination of this Lease, with the consent of Landlord, shall be construed to be a tenancy from month to month at a monthly rent specified by Landlord in writing and on the terms and conditions specified in this Lease, so far as applicable.

     5.   MONTHLY MINIMUM AND PERCENTAGE RENT.

     a. Monthly Minimum Rent. For each and every calendar month during the term of this Lease, commencing on the Rent Commencement Date, Tenant shall pay to Landlord, without notice, on or before the first (1st) day of each month, in advance, at Landlord's address, the Monthly Minimum Rent set forth in the attached Special Lease Provisions. If the beginning date for the payment of Monthly Minimum Rent is not on the first (1st) day of the month, the Monthly Minimum Rent for the first fractional month shall be paid prorata, together with the first full month's Monthly Minimum Rent.

     b. Percentage Rent: Radius Clause. In addition to the Monthly Minimum Rent set forth in the attached Special Lease Provisions, the Tenant shall pay Percentage Rent to the Landlord according to the following:

          (i) Percentage Rent Determination. For each and every calendar quarter or fraction of a quarter during the term of this Lease, the Tenant shall pay to the Landlord, on or before the 15th day of the next month following the quarter, as Percentage Rent, a sum of money equal to the percentages set forth in the attached Special Lease Provisions (or, if applicable, the percentage set forth in Paragraph 23.g below) of the box office receipts and non-box office sales receipts, concession (food and beverage) receipts, and promotional and special events receipts received by the Tenant for the prior calendar quarter (or, if applicable, the calendar quarter determined according to the provisions of Paragraph 11.a below); provided, however, that the total quarterly rent to be paid by the Tenant to the Landlord shall not, in any case, be less than the total Monthly Minimum Rent for that quarter. Any Monthly Minimum Rent paid by the Tenant to the Landlord under Paragraph 5.a above shall be credited to the Tenant's Percentage Rent determined under this Paragraph 5.b. Within sixty (60) days after the expiration of each calendar year during the term of this Lease, or within sixty (60) days after the termination of this Lease if this Lease is terminated before the end of a calendar year, the total Percentage Rent due, based on the amount of box office receipts for the preceding calendar year or shorter period as reported in the annual sales statement required under Paragraph 5.b(iv) below shall be computed. If the total amount of Percentage Rent paid for any calendar year or shorter period (after due credit for all Monthly Minimum Rent paid by the Tenant) does not equal the total quarterly Percentage Rent calculated according to the percentage formula for the same period, then the Tenant shall pay any deficiency to the Landlord within (60) days after the expiration of the calendar year or shorter period. If the total amount of Percentage Rent paid for any calendar year or shorter period exceeds the total quarterly Percentage Rent calculated according to the percentage formula for the same period, then the Landlord will credit the excess to the Tenant's future quarterly Percentage Rent obligations over at least the next three (3) following quarters or, if this Lease has expired, refund the excess to the Tenant, without interest, within thirty (30) days after the excess is determined.

          (ii) Definitions. The term "box office receipts" as used in this Lease shall include the entire actual sales price, whether for cash or otherwise, of all sales of theater seats and all other receipts whatsoever of all businesses conducted at, in, from or upon the Premises, including sales by any sublessee, concessionaire or licensee or otherwise at, in, from or upon the Premises, but excluding, however, receipts by Tenant for the sale of food and beverages from within the Premises. Box office receipts shall not include, however, sales of theater seats for "90/10" pictures, or of Tenant's equipment or fixtures not in the ordinary course of Tenant's business. The term "non-box office safes receipts" shall include concession (food and beverage) receipts and all promotional and special events receipts received by Tenant. To the extent that the amount of any tax shall be included as a separately stated amount in the sales price charged to a customer, there shall be deducted from the gross sales receipts any gross income, sales or excise tax, or any other tax upon or measured by the gross receipts of Tenant or measured by the sales price of merchandise sold in, at or from the Premises and directly imposed upon Tenant by any duly constituted authority. Box office and non-box office receipts shall be decreased by the amount of any cash or credit refund made to a customer with respect to a sale from the Premises if such sale is or has been included in the Tenants computation of such receipts as provided herein.

          (iii) Preservation and Disclosure of Records. For the purpose of ascertaining the amount payable as Percentage Rent under this Lease, Tenant agrees to prepare and keep within the State of Hawaii in a place accessible to Landlord for a period of not less than two (2) years following the end of each calendar year to which they pertain, adequate records which shall show daily receipts from all sales and other transactions on or from the Premises by Tenant and any other persons conducting any business upon or from the Premises. The receipts shall include copies of checks, sales slips, receipts or other evidences of sales furnished to all customers. Tenant shall record at the time of sale, in the presence of the customer, all receipts from sales or other transactions whether for cash or credit in a cash register, cash registers, or a computer-based equivalent of a cash register, each of which shall have a cumulative total which shall be sealed in a manner approved by Landlord. Tenant further agrees to keep within the State of Hawaii in a place accessible to Landlord for at least two (2) years following the end of each calendar year to which they pertain, the gross income, sales and occupation tax returns with respect to said calendar years and all pertinent original sales records. Pertinent original sales records shall include: (a) cash register tapes, including tapes from temporary registers, and print-outs. magnetic tape files. magnetic disk files, and other storage media used in a computer-based equivalent of a cash register; (b) settlement report sheets of transactions with sub-tenants, concessionaires and licensees; (c) such other sales records, if any, which would normally be examined by an independent accountant pursuant to accepted auditing standards in performing an audit of Tenant's sales; and (d) the records specified in (a) to (c) above of subtenants, assignees, concessionaires, or licensees. Landlord and Landlord's authorized representatives shall have the right to examine Tenant's records as described above during regular business hours.

          With Landlord's prior written consent, Tenant may provide to Landlord Tenant's original sales records, as defined in this Paragraph 5.b(iii), in a magnetically recorded and computer readable form ("magnetic media") that can be mounted and processed on a third-party's computer system based on Microsoft software (or compatible software); Tenant shall provide any additional necessary processing software and pay for reasonable amounts of computer system usage by Landlord pursuant to this Paragraph 5.b(iii). Such processing of Tenant's magnetic media shall include, without limitation, the itemization and calculation of all receipts specified in this Paragraph 5.b(iii). Within fifteen (15) days of Landlord's written request, Tenant shall provide to Landlord (i) such magnetic media and necessary software and (ii) printed summaries of the sales records specified in this Paragraph 5.b(iii).

          (iv) Reports of Receipts. The Tenant shall submit to the Landlord, on or before the 30th day of each and every calendar month following a quarterly period (including the 30th day of the month following the end of this Lease), at the place designated for the payment of rent, together with the remittance of the quarterly Percentage Rent as determined according to this Paragraph 5.b, a written statement signed by the Tenant, or by a person duly authorized by the Tenant, and certified by Tenant (or its representative) to be true and correct, stating in reasonably accurate detail, the amount of box office and non-box office receipts during the preceding three calendar months (and any fractional month at the beginning or ending of the term). Tenant shall also submit at the same time a copy of Tenant's monthly or quarterly "General Excise and Use Tax Return" or such form as may otherwise be designated for similar purposes, which Tenant is required to file with the Hawaii Department of Taxation. Tenant consents to allow Landlord to verify the authenticity of such copy with the Department of Taxation. The Tenant shall also submit to the Landlord on or before the 30th day following the end of each calendar year or within thirty (30) days after termination of this Lease prior to the end of a calendar year, at the place designated for the payment of rent, an annual statement signed by the Tenant or by a person duly authorized by the Tenant and certified by Tenant (or its representative) to true and correct, showing in reasonably accurate detail the amount of Tenant's receipts during the preceding calendar or lease year. These statements shall be in such form and contain such details as the Landlord may reasonably designate.

          (v) Right to Examine Books. The acceptance by Landlord of Monthly Minimum and/or Percentage Rent shall be without prejudice to Landlord's right to an examination of Tenant's books and records of its gross sales and inventories of merchandise at the Premises in order to verify the amount of annual gross sales made by Tenant in and from the Premises.

          (vi) Audit: Termination. At its option, Landlord may cause, at any reasonable time upon five (5) days prior written notice to Tenant, a complete audit to be made of Tenant's entire business affairs and records relating to the Premises for the period covered by any statement issued by Tenant as above set forth. If such audit shall disclose a liability for Monthly Minimum and/or Percentage Rent to the extent of five percent (5%) or more in excess of the Rent theretofore computed and paid by Tenant for such period, Tenant shall promptly pay to Landlord the cost of said audit in addition to the deficiency, which deficiency shall be payable in any event. In addition, if the deficiency is five percent (5%) or more, or if a deficiency of three percent (3%) or more occurs more than twice during any five consecutive years of the term of this Lease, Landlord, at its option, may terminate this Lease upon thirty (30) days' written notice to Tenant of Landlord's election to do so. Any information obtained by Landlord as a result of such audit shall be held in strict confidence by Landlord. In the event Landlord's audit should disclose any deficiency in the payment of Percentage Rent, tenant shall have the right to obtain an independent audit of the same records and, if such audit discloses an error of five percent (5%) or more in Landlord's audit in Landlord's favor, then Landlord shall promptly pay to Tenant the cost of said audit.

          (vii) Radius Clause. Neither Tenant, nor any individual, firm or corporation that controls Tenant or is controlled by Tenant, shall own, operate or become financially interested in a business similar to the business being operated in the Premises by Tenant, within ten (10) miles in any direction from the Property, the mileage to be measured on a straight line basis on a map, not following contours of the land anti streets. If Tenant defaults in performance of its obligations under this Paragraph 5.b(vii), Landlord can elect to include the gross sales receipts (as defined above) of such other business in the gross sales receipts of Tenant's business in the Premises for the purpose of computing Percentage Rent payable under this Lease, or may elect one or more of the other remedies available to Landlord on account of any Tenant default under this Lease, such remedies being cumulative.

     c. No Adjustment. Except as otherwise provided herein, the amount of the Monthly Minimum and Percentage Rent set forth in the attached Special Lease Provisions are negotiated figures and shall govern whether or not the actual square footage of the Premises is the same as the square footage set forth in the attached Special Lease Provisions. Tenant shall have no right to withhold, deduct or offset any amount from the Monthly Minimum or Percentage Rent even if the actual square footage of the Premises is less than the approximate square footage set forth in the attached Special Lease Provisions and/or the memorandum signed by Landlord and Tenant as provided in Paragraph 3 of this Lease. In addition, the square footage figure set forth in the memorandum signed by Landlord and Tenant as provided in Paragraph 3 shall serve as the base figure in determining pro rata rent reduction in the event of damage, condemnation or other circumstance requiring such reduction, abatement or adjustment of any rent, notwithstanding that the square footage set forth in the memorandum shall be more or less than the actual square footage of the Premises.

6.   PROPERTY MAINTENANCE AND OPERATING EXPENSES.

     a. Tenant's Percentage as Additional Rent In addition to the Monthly Minimum Rent and Percentage Rent, Tenant agrees to pay, as additional rent, a percentage share of all

Property maintenance and operating expenses as hereinafter defined -- which expenses shall include certain utility charges not separately billed or metered to Tenant (see Paragraphs 6.c(xiv) and 17.b below). Said percentage shall be in the amount stated in the attached Special Lease Provisions or, if different, in the amount stated in the memorandum signed by Landlord and Tenant as provided in Paragraph 3 of these Standard Terms and Provisions. Tenant shall have no right to withhold, deduct or offset any amount from the additional rent even if the actual square footage of the Premises is less than the square footage of the Premises set forth in the attached Special Lease Provisions or, if different, the square footage of the Premises set forth in the memorandum signed by Landlord and Tenant as provided in Paragraph 3. All additional rent will be due and payable each month together with the Monthly Minimum Rent.

     b. Computation of Additional Rent. The additional rent figure in the attached Special Lease Provisions is based upon the estimated Property maintenance and operating expenses as of the date of commencement of the lease term. The maintenance and operating expenses for the Property shall be computed on an annual basis, at the beginning of each calendar year, and, to the extent such expenses are not fixed or known in advance, shall be estimated by the Landlord for the ensuing year. The Tenant shall pay such expenses, as additional rent, throughout the calendar year, in advance, with the Monthly Minimum Rent, subject to reconciliation and adjustment as provided in Paragraph 6.d below. Landlord shall notify Tenant of Tenant's share of the expenses for the coming calendar year as soon as reasonably possible after the beginning of each year. in the event Tenant's lease term shall commence or end at any other time than the beginning or end of a calendar year, the Tenants additional rent shall be adjusted pro rata for such shortened period. Landlord shall have the right, in the event of unusual or extraordinary maintenance and operating expenses, to assess and collect, as additional rent, either as a one time or continuing charge, additional sums under this Paragraph 6 to pay such expenses without affecting the Tenant's liability for the monthly sums hereinabove described.

     c. Definition of Property Expenses. "Property maintenance and operating expenses" shall include, without limitation:

          (i) Landlord's reasonable overhead expenses pertaining to the operation and management of the Property, its Common Areas and Common Area funds, including payroll taxes and fringe benefits, professional building management fees, and architectural, engineering, space planning, inspection and consultation fees and costs required by law, and reasonable legal and accounting fees, incurred in connection with the Property and/or the Common Areas;

          (ii) Costs of roof repairs, any other structural or non-structural repairs, line painting, landscaping and irrigation, water, sewer, electricity, other energy sources, maintenance of utility meters, building supplies, bulb replacement, cleaning up, sweeping and janitorial service, cost of garbage and refuse removal, and any repairs, improvements or replacements required by law, not otherwise required to be paid for by any tenant and necessary and/or appropriate for the operation, upkeep, administration or maintenance of the Property, the Common Areas and/or the Premises;

          (iii) Costs of any repairs, alterations, modifications, amendments, additions and/or improvements to the Property, Common Areas and/or the Premises, not otherwise paid for by any tenant of the Property, necessary, required or appropriate in order to bring the Property, the Common Areas and/or the Premises into compliance with the requirements, policies and/or procedures of "The Americans with Disabilities Act of 1990." 42 U.S.C. Section 12101 et. seq., and/or any rules and/or regulations promulgated with respect thereto subsequent to the Landlord's initial improvements to or construction of the Property, the Common Areas and/or the Premises;

          (iv) Property employees' compensation, including payroll taxes, fringe benefits and medical, unemployment, disability and workmen's compensation premiums and taxes;

          (v) Costs of directing or controlling parking and other policing or control of the Property and/or the Common Areas;

          (vi) Costs of liability, fire, other property damage, flood, loss of rent, business interruption and other insurance, including any deductibles payable by the Landlord thereunder, which Landlord shall, in its sole discretion, deem necessary and/or appropriate with respect to the Premises, the Property, the Common Areas and/or Tenant and/or Tenant's business, fixtures, equipment, installations and for operations in the Premises, Common Areas and/or Property;

          (vii) Real property taxes and any and all other taxes, including any ground rent assessments or charges made under any betterment or improvement law, attributable to the Property or the land on which it is located, the Common Areas and/or the Premises;

          (viii) Maintenance, repair and depreciation of machinery and equipment used in operating and maintaining the Property, the Common Areas and/or the Premises (as used herein the term "equipment" shall be taken to include both personalty and fixtures);

          (ix) Any expense attributable to costs incurred by Landlord for any capital improvements or structural repairs to the Property required by any change in the laws, ordinances, rules, regulations or otherwise that were not in effect on the date Landlord obtained its building permit to improve the Property, or required by any governmental or quasi-governmental authority having jurisdiction over the Property, which costs will be amortized over the useful life of the capital improvement or structural repair as allowed under the internal Revenue Code;

               (x) Any costs incurred by Landlord in making capital improvements or other modifications to the Property or any part of the Property that reduce the Property maintenance and operating expenses, which costs will be amortized over the useful life of the capital improvement or modification as allowed under the Internal Revenue Code;

               (xi) All billing, auditing, security, management and legal expenses incurred or paid by Landlord relating to the protection, maintenance and operation of the Property, the Common Areas and/or the Premises;

          (xii) Any expenses incurred in contesting real property assessments, arbitrating or determining Master Lease rentals and any assessments or charges made under any betterment or improvement law or otherwise;

          (xiii) Master Lease rent and any other charges or assessments charged to or payable by Landlord under the Master Lease, provided, however, that any income received by Landlord on account of the real property covered by the Master Lease shall be applied to offset any rent or other charges or assessments which would be paid by Tenant as a Property maintenance and operating expense under this Paragraph 6.c.(xiii);

          (xiv) Any utility charges for the Property, the Common Areas and/or the Premises not separately metered to or paid for by any tenant (see Paragraph 17.b below);

          (xv) A general overhead and administrative charge not to exceed fifteen percent (15%) of all other Property maintenance and operating expenses if Landlord shall elect to manage the COCONUT GROVE MARKETPLACE in lieu of employing a third party professional management service;

          (xvi) Any costs or expenses assessed to or payable by the Landlord and/or the Property under the Declaration described in Paragraph 12.e below; and

          (xvii) Any other costs which Landlord shall conclude, in its sole discretion, are reasonable and necessary for maintaining and operating the Property, the Common Areas and/or the Premises, provided, however, that such other costs shall not include:

                 (1) Attorneys' fees and other costs relating to negotiations and/or disputes with tenants and prospective tenants;

                 (2) Compensation to principals or affiliates of Landlord in excess of compensation that would be payable to a third party for similar services under a bona fide contract negotiated at arm's length.

                 (3) Depreciation, improvements, equipment replacements, repairs and other items not required by law that constitute capital expenses under generally accepted accounting principles (except to the extent that reasonable amortization of any such item for any year does not exceed the resulting Property maintenance and operating expenses savings for such year;

                 (4) Costs resulting from violations by Landlord and/or other tenants of laws, leases and other contracts;

                 (5) Interest, amortization, fees and charges relating to indebtedness;

                 (6) Rent and other leasing costs for capital items (other than equipment not affixed to the Property that is used for janitorial or similar services);

                (7) Losses covered by insurance to the extent of such insurance or losses which were required to be covered and could be covered by insurance under any lease of space in the Property or the Master Lease;

                (8) Any capital expenditures in connection with the original construction of the Common Areas, or the installation of equipment or fixtures on the Common Areas, or capital expenditures for improvements or additions to the Common Areas other than replacements, advertising and promotion costs and capital expenditures for improvements or additions to the Common Areas required by law;

                (9) Costs relating to artworks other than reasonable costs incurred for cleaning and minor maintenance;

                (10) Costs relating to the correction of law violations existing prior to the execution of this Lease;

                (11) Costs paid or required to be paid by other tenants and all costs not reasonably related to or reasonably allocable to the operation of the Common Areas; and

                (12) No ground rent other than the Master Lease rent.

     Landlord may, but shall not be obligated to, maintain a shuttle bus service, a refuse collection service, and such other common services which Landlord in its sole discretion believes will benefit tenants of the COCONUT GROVE MARKETPLACE and Tenant shall pay a prorata share of the cost of such services pursuant to the terms of this Paragraph 6.

     It is the intent of the parties under this Lease that the Property, the Common Areas and the Premises shall be maintained in a Class-A, neat, clean and fully serviceable manner and that the expenditures therefor shall be commensurate with such purpose, the amount of such expenditures to be determined by Landlord in its reasonable discretion.

     d. Breakdown of Property Expenses. A breakdown of Property maintenance and operating expenses shall be provided annually to Tenant within sixty (60) days of each calendar year end. If the maintenance and operating expenses according to such breakdown shall differ from the expenses estimated by Land-lord pursuant to Paragraph 6.b, the expenses according to such breakdown shall be deemed correct and an appropriate adjustment shall be made in the additional rent by prompt payment by Tenant of any deficiency or, in the event of an excess, subject to Paragraph 7 below, an adjustment of additional rent thereafter due to Landlord to provide Tenant with reimbursement over a period of time not to exceed twelve (12) months. Tenant shall have the right, at its sole cost, to conduct an audit of the Property maintenance and operating expenses.

     e. Tenant Charges. As provided in Paragraph 17 below, Tenant shall, during the term of this Lease, pay for, prior to delinquency, all telephone, water and other utility services, and all other materials and services, (i) separately metered, furnished or delivered to, or used in, the Premises, and (ii) which may be furnished to or used in, on, or about the Premises and not expressly required to be paid for by Landlord hereunder, whether as a Property maintenance and operating expenses or otherwise.

     7.   MAINTENANCE RESERVE ACCOUNT.   Notwithstanding anything to the
contrary contained in this Lease, Landlord shall have the option of establishing and maintaining a "Maintenance Reserve Account" for the purpose of accumulating funds for the payment of extraordinary maintenance and operating expenses as defined in Paragraph 6 above. The Landlord shall have the option of depositing any excess additional rent received from Tenant into the Account in lieu of an adjustment in rent as provided in Paragraph 6.d above. All funds in the account become the property of the Landlord for the purposes herein described and Tenant, whether during the term of this Lease or upon termination, shall have no right or claim to any such funds whether by way of offset, reimbursement, refund or credit.

     8.   GENERAL EXCISE/CONVEYANCE TAXES.

     a. Landlord's General Excise Tax. In addition to Monthly Minimum Rent, Percentage Rent and additional rent herein provided, Tenant shall also pay over and reimburse Landlord, on each rental payment date during the term hereof, an amount equal to that portion of the State of Hawaii general excise or gross income tax assessed to Landlord and attributable to the rent and other payments made by or on behalf of Tenant under the terms of this Lease, and Tenant shall also pay all and any increases in said taxes from time to time and any and all other taxes or duties levied or assessed by the United States, the State of Hawaii, the County of Hawaii, or any other political subdivision of the State of Hawaii now or hereafter having power to levy taxes or duties which are attributable to the rent or other payments made by or on behalf of Tenant under the terms of this Lease. It is the intent of this provision and of the other provisions of this Lease to insure that the rent herein provided to be paid to Landlord by Tenant will be received by Landlord without diminution by any tax, assessment, charge or levy of any nature whatever, except United States and State of Hawaii net income taxes and taxes on the sale of property, and the terms and conditions of this Lease shall be liberally construed to effect such purpose.

     b. Conveyance Tax. Any conveyance tax imposed pursuant to Chapter 247, Hawaii Revised Statues, or any rules and regulations promulgated thereto, shall be payable by Tenant. Landlord shall advise Tenant of the amount of said tax and said tax shall be due and payable at the time of execution of this Lease. Further, Tenant shall be responsible for and shall pay before delinquency, all municipal, state or county taxes assessed during the term of this Lease against it by reason of the conduct of its business in the Premises or with respect to personal property of any kind, owned by or placed in, upon or about the Premises by and/or at the expense of Tenant.

     9.   SECURITY DEPOSIT. SEE SPECIAL CONDITIONS ADDENDUM.

     10.  INSURANCE.

     a. Liability Insurance. Tenant shall take out and keep in force during the term of this Lease, at Tenant's expense, comprehensive general liability insurance on an "occurrence" not "claims made" basis, with coverage in the minimum amount of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) for property damage and in the amount of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) for personal injury or death to one or more persons or a single limit policy of not less than TWO MILLION AND NO/100 DOLLARS ($2,000,000.00) naming Landlord and Landlord's agent, if any, as additional insureds. If Tenant's use of the Premises shall include the sale or service of alcoholic beverages, Tenant's liability insurance shall include a liquor liability endorsement naming Landlord and Landlord's agent, if any, as additional insureds.

     b. Property/Business Insurance. Tenant shall at its own expense and at all times during the term of this Lease keep all buildings, other improvements and fixtures, by whomsoever installed or constructed, existing on the Premises on the Effective Date or at any time thereafter, insured against (a) all of the risks covered by a standard "Special Form" endorsement, with additional coverage for risk of loss by earthquake and flood, (b) such other hazards or risks which a prudent businessman would insure against, and (c) in time of war against war damage, if available at reasonable cost. This coverage shall be in an amount equal to the full replacement cost of such buildings, improvements and fixtures without deduction for depreciation, shall be written on an "Agreed Value" basis, and shall have a further endorsement showing coverage for the loss of rental income and extra expenses incurred after an insured-against occurrence during the period of restoration of the Premises and shall be placed with an insurance company or companies approved by Landlord. The limits of liability with respect to this endorsement for loss of rental income shall be for a period of restoration of not less than two (2) years after the insured against occurrence and this endorsement shall be written on an "Agreed Value" basis. Tenant shall also take out and maintain during the term of this Lease, at Tenant's expense, "Basic Cause of Loss" form insurance, in an amount equal to the full replacement value of all "Business Personal Property" in the Premises and the Common Areas installed by or at the expense of Tenant. It is the intention of the parties that the insurance required hereunder shall fully protect the Premises from loss or damage and will further provide Tenant with a source of income to meet its obligations under this Lease should Tenant suffer an interruption of its business for which insurance protection can be obtained.

     c. Interests in Insurance Proceeds. Every policy of insurance described in Paragraph 10.b above shall be issued to cover and insure all the several interests in the buildings, improvements, fixtures and rent required to be insured in Paragraph 10.b above, of Landlord, Tenant and any mortgagees under any mortgage of this Lease, as their respective interests are defined in this Paragraph below. The respective interests of Landlord, Tenant and any mortgagees in any proceeds of the insurance required in Paragraph 10.b above payable for insured loss or damage shall be fixed and determined as of the date of such loss or damage as follows:

          (i) Landlord's Interest. The interest of Landlord in such proceeds shall be a proportionate amount of such insurance proceeds in the ratio which (a) the expired portion of the term, from the date of the initial completion of the buildings, improvements or fixtures lost or damaged to the date of such loss or damage, bears to (b) the portion of the term from the date of completion of such buildings, improvements or fixtures to the date of expiration of the term; provided, however, that Landlord's interest in any rental loss insurance payments shall be one hundred percent (100%).

          (ii) Tenant's Interest. The interest of Tenant shall be the balance of such insurance proceeds after first deducting the amount of the interest of Landlord determined as set forth in Paragraph 10.c(i) above.

          (iii) Mortgagee's Interest. The interest of any mortgagees in such proceeds shall be limited to the amount of, and encumber only, the interest of Tenant in such insurance proceeds as defined in Paragraph 10.c(ii) above, to the extent of the then outstanding principal and accrued interest secured under the mortgages of such mortgagees; provided, however, that if the interest of Tenant in such insurance proceeds is insufficient to repay the then outstanding principal and accrued interest secured under the mortgages of such mortgagees, the interest of such mortgagees shall include Landlord's interest as defined in Paragraph 10.c(i) above to the extent necessary to repay such outstanding principal and accrued interest. Any portion of Landlord's interest remaining after the outstanding principal and accrued interest secured by such mortgages is repaid shall remain the sole property of Landlord. The respective interests and rights of two or more mortgagees in and to such interests of Tenant shall be determined between them in accordance with the priority of their respective mortgages of this Lease.

     d. Use of Insurance Proceeds. In case the buildings, improvements or fixtures required to be insured in Paragraph 10.b above or any part thereof shall be destroyed or damaged by fire or such other casualty required to be insured against, then and as often as the same shall happen, but except as provided in Paragraph 19.a below, all proceeds of such insurance, including the interest therein of Landlord and the balance of the interest therein of Tenant after deducting such amount of the interest of any mortgagees in Tenant's insurance proceeds as provided in Paragraph 10.c(iii) above and excluding the proceeds of any rental value, or use and occupancy insurance of Tenant, shall be available for and used with all reasonable dispatch by Tenant in rebuilding, repairing, replacing or otherwise reinstating the buildings, improvements or fixtures so destroyed or damaged in a good and substantial manner according to the plan and elevation thereof, or according to such modified plan for the same or substitute buildings, improvements or fixtures as shall be approved in writing by the Landlord in accordance with Paragraph 1.b above. If the available insurance proceeds shall be insufficient for rebuilding, repairing, replacing or otherwise reinstating such buildings, improvements or fixtures in the manner provided in this paragraph above, then Tenant shall provide the balance of all funds required to completely rebuild, repair, replace or otherwise reinstate such buildings, improvements or fixtures. If Landlord elects not to have the buildings, improvements or fixtures rebuilt, repaired, replaced or otherwise reinstated as provided in Paragraph 19.a below, the insurance proceeds shall be paid to the Landlord, Tenant and any mortgagees as their interests may appear as provided in Paragraph 10.c above.

     e. Approval of Insurer Copies of Policies and Additional Insureds. Whenever Tenant is required to insure against any risk under the terms of this Lease, said insurance shall be in form and with coverage and in an insurance company with a general policy holder's rating of not less than A and a Financial Rating of Triple A as listed in the most current "Best Insurance Report" and a copy of said policy or a certificate of insurance shall be delivered to Landlord promptly after receipt with a commitment from the insurance carrier endorsed thereon providing that said policy shall remain in full force and effect as to Landlord's interest until Landlord has been notified in writing thirty (30) days before the effective date of any change, cancellation or reduction in coverage or limits. Landlord and Landlord's agent, if any, shall be added as additional insureds on all of Tenant's policies, including worker's compensation and employer's liability. Tenant shall waive subrogation in favor of Landlord in connection with such worker's compensation and employer's liability policy.

     f. Increase in Insurance. Landlord shall have the option to require Tenant, upon thirty (30) days' written notice, to increase the amount and type of insurance required under this Paragraph 10 consistent with prudent and customary practices in the State of Hawaii for businesses similar to Tenant's business.

     g. Tenant's Liability for Increased Cost of Property Insurance. If Tenant shall do, fail to do or permit to be done anything which shall increase the cost of the insurance to be acquired by Landlord on the Premises, or the COCONUT GROVE MARKETPLACE of which they are a part, or the Common Areas or the Property, Tenant shall pay, as additional rent, in addition to Tenant's pro rata share of the insurance costs of Landlord under Paragraph 6 above, the amount of such increases attributable to such act or omissions or operations of Tenant.

     h. Reciprocal Waiver. Each of the parties hereto on its own behalf and on behalf of any insurer in any policy insuring it, hereby waives any right of recovery, claim or cause of action against the other party for destruction of or injury or damage to the Property, Common Areas and/or the Premises, including all fixtures and other improvements therein or thereon, and for destruction of or injury or damage to personal property, arising out of or caused by any risk which is or can be insured against under a standard form of fire insurance policy with extended coverage endorsement or similar coverage, provided that such waiver does not reduce or prejudice the protection under such insurance or prejudice the party's ability to obtain or renew any such insurance, it being agreed that such insurance or waiver shall not be effective if the insurer shall require as a result thereof or as a condition thereto, any payment of any additional premium or any other conditions which would not be required if such waiver were not to be effective. The provisions hereof shall apply whether such destruction, injury or damage is caused by or results from the negligence or fault of the other party or from any other cause, and whether the same may happen during the term hereof or thereafter, and while Tenant remains in possession of all or a part of the Premises. Nothing in this Paragraph 10.h shall be construed as relieving Tenant of the obligation to maintain insurance and/or restore the Premises as may be set forth elsewhere in this Lease, nor as relieving Tenant from any liability for damages in the event of failure to so maintain insurance and/or restore the Premises.

     11.  USE OF PREMISES.

     a. Specific Use/Continuous Operations. The Premises may be used and occupied only for the purpose of carrying on the business described in the attached Special Lease Provisions and for no other purpose or purposes. Tenant shall not permit any business to be operated in or from the Premises by any concessionaire or licensee without the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole and absolute discretion. Tenant acknowledges and agrees that Tenant's observance and performance of its obligations and agreements under this Paragraph 11.a is a substantial and material element of this Lease and in the event Tenant shall fail to so observe and perform its obligations and agreements under this Paragraph 11.a, Landlord may suffer substantial and irreparable injury and damage on account of Landlord's undertakings with other tenants within the COCONUT GROVE MARKETPLACE or other persons under the Declaration described in Paragraph 12.e below. All operations by Tenant in the conduct of its business shall be performed within the demised Premises and in no other areas of the Properly without the written consent of Landlord. Tenant shall conduct its business in the Premises for a minimum of ten (10) hours per day, 365 days per year commencing at 12:00 o'clock noon daily. If the Premises are destroyed or partially condemned and this Lease remains in full force and effect, Tenant shall continue operation of its business at the Premises to the extent reasonably practical from the standpoint of good business judgment during any period of reconstruction. Tenant shall adequately provide goods and services at a competitive price and shall maintain adequate personnel for the efficient serving of its customers. Tenant shall operate the business on the Premises in a manner that will produce the maximum volume of box office receipts. Tenant shall use only such space in the Premises for office, clerical and other nonselling purposes as reasonably required for Tenant's business on the Premises. For the purpose of computing Percentage Rent, the box office receipts for any period during which Tenant does not conduct its business as required by this Lease shall be deemed to be the greater of the box office receipts generated on the Premises during that period or the box office receipts generated during the corresponding period of the preceding calendar year, provided, however, that such receipts shall be reduced in proportion to the amount of space that is damaged and not usable.

     b. Generally. Tenant shall not permit the Premises to be used for any improper, offensive, or unlawful purpose or for any purpose which will increase the existing rate of insurance on the Property. Tenant will, at Tenant's sole cost and expense, keep the Premises in a strictly clean, safe, neat and sanitary condition. Tenant recognizes and acknowledges that the appearance of the Premises are of considerable import to Landlord and agrees to maintain the Premises with particular attention being paid to their orderliness, cleanliness, and quality. Tenant shall not be allowed to use the name of Landlord, the Property or the COCONUT GROVE MARKETPLACE, or words to that effect, in connection with any business carried on in the Premises, except as Tenant's address, without the prior written consent of Landlord.

     c. Compliance with Law. In Tenant's use of the Premises and Property, Tenant shall, at Tenant's sole cost and expense, observe, perform and comply with all laws, statutes, ordinances, rules and regulations of the health and other government authorities applicable to the Premises and the Property, including, but not limited to, the removal, alteration and refurbishing requirements and standards imposed by "The Americans with Disabilities Act of 1990", 42 U.S.C. Section 12101 et. seq., and of all insurance policies at any time duly issued or in force which are applicable to the conduct of Tenant's business in or about the Premises or the Property, or any part thereof, and will indemnify Landlord against all actions, suits, damages and claims by whomsoever brought or made by reason of the nonperformance or nonobservance of such laws, statutes, ordinances, rules and regulations or of this covenant, such indemnification to include not only the award of any Court, but also Landlord's court costs and attorney's fees.

     d. Signs. Without the prior written consent of Landlord, Tenant shall not place or permit to be placed any sign, advertising material or lettering upon the exterior of the Premises. Upon request of Landlord, Tenant will immediately remove any sign, advertising material or lettering that Tenant has placed or permitted to be placed in violation of this Paragraph 11.d, and if Tenant fails so to do, Landlord may enter the Premises and remove such sign, advertising material or lettering at Tenant's expense. Provided such signs shall in all respects conform to the specifications, rules and regulations promulgated by Landlord with respect thereto, Tenant shall have the right to install on or in the Premises such signs as desired by Tenant. Tenant's signs shall be installed at Tenant's own risk and expense, and Tenant agrees to maintain said signs in good state of repair and to save Landlord harmless from any loss, cost or damage which may have been caused by the erection, existence, maintenance or removal of such signs. Upon the termination of this Lease, Tenant shall remove all of Tenant's signs at Tenant's own expense and repair all damage resulting from the placement or removal of the signs. Landlord shall have sole authority and discretion with regard to any off-Premises or centralized signs or directories within the COCONUT GROVE MARKETPLACE or the Property, the costs of which shall be considered a Property operating expense.

     e. Security. Tenant shall, at its sole cost and expense, be responsible for providing security services for the Premises and Tenant shall take such steps as may reasonably be necessary to control its employees, agents, customers and others in the Premises so as not to present security problems for any other tenants of the Property or the Property. Landlord shall not be, in any way, responsible for providing any security services within the Premises or for the benefit of Tenant, Tenant's agents, employees or customers. Landlord makes no warranties, either expressed or implied, as to the security of Premises. Landlord shall provide security for the Property as a Property maintenance and operating expense.

     f.   Refuse Collection. Landlord may, at its sole option, either
(1) require a uniform system of refuse collection to be followed by all tenants in the COCONUT GROVE MARKETPLACE, in which case Tenant shall comply with all requirements with respect thereto set by Landlord including the color, size and placement of trash collection bins; or (2) arrange for refuse collection services to be rendered by an independent contractor. If Landlord elects to do either (1) or (2) above, Landlord shall have the further option to assess the cost of such refuse collection to Tenant as either a Property maintenance and operating expense under Paragraph 6 above or bill Tenant separately for its prorata portion.

     g. Off Premises Food Sales. In addition to Landlord's rights under this Lease with respect to Property maintenance and operating expenses and other costs and charges to be paid by Tenant hereunder, if Tenant shall use the Premises to sell or serve food for consumption on or off of the Premises, Landlord shall have the right to allocate additional cleaning and maintenance resources and services to the Premises and the adjoining Common Areas to maintain the Premises and the Common Areas in a neat, clean, well kept and sanitary condition. Such resources and services may include, but not necessarily be limited to, more frequent and/or increased capacity refuse collection, Common Area and/or storefront cleaning, pest control treatment, drain cleaning, etc. Landlord, in Landlord's sole discretion, shall have the right to charge Tenant the costs and expense of such additional resources and services and, if appropriate, to allocate the same among the restaurant and/or food service/selling tenants within the COCONUT GROVE MARKETPLACE.

     12. USE OF PROPERTY. It is understood and agreed by Landlord and Tenant that the Premises being leased hereunder are located in a Class-A shopping center and that accordingly, Tenant, in the operation of its business, both with regard to the services provided and the products offered for sale, must conduct itself in a manner which is compatible with the COCONUT GROVE MARKETPLACE and the other tenants located therein. In order to facilitate the implementation of the foregoing understanding and agreement, Landlord and Tenant agree to the following terms and conditions regulating the use of the Property:

          a. Nuisance. Tenant shall not perform any acts or carry on any practices which may be injurious to the Property or any improvements thereon, or be a nuisance or menace to other tenants of the Property. Tenant shall not commit or suffer to be committed any waste in or upon the Premises or the Property or maintain any public or private nuisance or any other action which may interfere with or disturb the quiet enjoyment of any other tenant of the Property.

          b. Solicitation. Tenant agrees not to place or cause to be placed on the Property any notices, advertisements, written solicitations, or writings of any nature for the purpose of soliciting or originating any business with the other tenants of the Property.

          c. Storage. Tenant shall not maintain, place or store any products, equipment goods, materials, vehicles, boats, trailers, containers or other items in any Common Areas of the Property, including parking areas, without the specific written consent of Landlord.

          d. Auctions. Tenant shall not conduct any auction, "going out of business" sales or bankruptcy sales from the Premises or the Property without Landlord's prior written consent.

          e. Master Lease. This Lease is made subject to that certain General Lease No. S-5188 dated April 18, 1990, made by and between the STATE OF HAWAII, as Lessor, and LANIHAU PARTNERS L.P., a Delaware Limited Partnership, as Lessee, a Short Form of which is recorded in the Bureau of Conveyances of the State of Hawaii as Document No.________, as the same may be amended from time to time, herein referred to in this Lease as "the Master Lease". If there is any conflict between the provisions of this Lease and the provisions of the Master Lease, then, in every such event, the provisions of the Master Lease shall control, to the exclusion of any inconsistent provisions of this Lease. Tenant covenants and agrees that it will not violate any term, covenant or condition contained in the Master Lease and on the part of Landlord to be observed and performed.

          f. Compliance with Laws. Tenant, Tenant's employees, agents and sublessees shall observe and comply with all rules, regulations, ordinances and/or laws made by the Building Department, the Board of Health and/or any other division of the municipal, county, State or federal governments applicable to any activity or business of Tenant on the Property or use thereof. Tenant shall procure at its sole expense any permits and licenses required for the use of the Premises as permitted herein.

          g. Signs, Awnings and Audio Systems. Tenant shall not place or suffer to be placed or maintained on any door, wall or window within the interior of the Premises but visible from the exterior of the Premises, or in any of the Common Areas of the Property, any sign, awning or canopy, video or television equipment, or advertising matter, flashing lights or search lights or any other object of any kind, or install any sound system or speakers or other audible advertising which can be heard outside the Premises, without first obtaining the written approval and consent of Landlord, which approval and consent may be withheld by Landlord in its sole discretion for any reason. Tenant shall not, without the prior written consent of Landlord, keep, display or sell any merchandise or any object outside the interior of the Premises, or in any portion of the Common Areas.

          i. Use of Exterior Walls. Landlord expressly reserves the exclusive right to the use the exterior walls of the Premises.

     13. RULES AND REGULATIONS. Landlord shall have the right to promulgate reasonable rules and regulations to police, regulate traffic in and control parking and Common Area use (including controlled access and employee parking), restrict Tenant advertising and displays within the COCONUT GROVE MARKETPLACE and otherwise regulate and control the Property, and amend the same from time to time, with respect to the use and operation of the Property which shall be binding upon Tenant on notice to Tenant. In enforcing these rules and regulations, Landlord shall have all remedies provided in this Lease for a breach of a term of this Lease, and all other legal and equitable remedies, Landlord shall not be liable to Tenant or any other person for any nonobservance or nonperformance of these rules and regulations nor shall Landlord be liable to Tenant or any other person on account of Landlord's enforcement or nonenforcement of these rules and regulations. Landlord shall also have the right to enact and enforce reasonable monetary fines and penalties for any violation of the rules and regulations promulgated by Landlord and Tenant shall be liable to Landlord for such fines and penalties incurred by Tenant or Tenant's employees, contractors or suppliers as additional rent under this Lease.

     14.  ADVERTISING.

     a. Generally. Tenant throughout the entire term of this Lease shall be solely responsible for all advertising and promotional costs pertaining to the advertising and promotion of its business operated in the Premises and shall not change the advertised name of such business except as approved by Landlord. Every mention of Tenant's business name in any public medium, including, but not limited to, advertisements in print and broadcast media, and materials printed for use within the COCONUT GROVE MARKETPLACE such as signs, brochures, advertising bills, menus, etc., shall be accompanied by the mention of the COCONUT GROVE MARKETPLACE in a prominent and aesthetic manner. Wherever possible, Tenant shall use in all such printed materials the script; typeface, and logo of the COCONUT GROVE MARKETPLACE as promulgated by Landlord. All advertising shall conform to the image established by Landlord for the COCONUT GROVE MARKETPLACE. Without limiting the generality of the foregoing, Tenant shall not use any depiction, rendition or photograph of the COCONUT GROVE MARKETPLACE or the COCONUT GROVE MARKETPLACE logo in any advertising medium without Landlord's express consent, which consent may be given or withheld in Landlord's sole discretion, nor shall Tenant use or create a new COCONUT GROVE MARKETPLACE logo or sell any merchandise bearing the COCONUT GROVE MARKETPLACE logo without the express consent of Landlord which consent may be given or withheld in Landlord's sole discretion.

     b.   Common Fund. INTENTIONALLY LEFT BLANK.

     c.   Tenant Advertising. INTENTIONALLY LEFT BLANK.

     15.  TRADEMARKS.

     a. Landlord is Owner. Tenant acknowledges that Landlord is the owner of all right, title and interest in the trade name "COCONUT GROVE MARKETPLACE" and any trade or service marks created with respect thereto. The above trade names and any trade or service marks created with respect thereto, together with any changes or modifications thereof, are hereinafter collectively called the "Trademarks". Tenant agrees never to contest Landlord's title thereto or the validity of any Trademark application or registration therefor filed or obtained by Landlord.

     b. Use of Trademarks. Tenant shall not use the Trademarks in any manner or for any purpose whatsoever without obtaining Landlord's prior written consent, and if Landlord requests, Tenant shall execute a Trademark licensing agreement. Tenant shall use such Trademarks subject to such restrictions and conditions as Landlord may from time to time specify in writing. If Landlord determines in its discretion that the nature or quality of any of the goods or services offered under any of its Trademarks by Tenant is unsatisfactory, Landlord will so notify Tenant and, at Landlord's request, Tenant will immediately cease and desist from any further use of the Trademarks on or in connection with the unsatisfactory goods or services. Tenant acknowledges that Landlord shall be entitled to immediate injunctive relief against any misuse or infringement of the Trademarks by Tenant, and Tenant agrees to pay all attorneys' fees of Landlord resulting from any action taken by Landlord to terminate such misuse, infringement or other violation of this Paragraph 15.b. Tenant acknowledges and agrees that its right to use the Trademarks is non-exclusive. Tenant shall not, either during or after the term of this Lease, contest the rights of Landlord in the Trademarks or in any other way attempt to infringe on diminish the value of or otherwise damage the Trademarks or Landlord's rights therein. Tenant acknowledges that all goodwill which may arise from Tenant's use of the Trademarks is and shall at all times remain the sole and exclusive property of Landlord and shall inure to the sole benefit of Landlord.

     c. Trademark Infringement. Landlord shall have the exclusive right to determine the existence of infringement of the Trademarks. Landlord makes no warranties or representations regarding the validity or the ownership of the Trademarks by Landlord.

     d. Changes to Trademarks. In the event that Landlord changes or modifies any of the Trademarks, Landlord shall not be liable to Tenant for any cost, loss or expense whatsoever incurred by Tenant with respect thereto and Landlord shall have no obligation to purchase from Tenant any inventory, advertising materials or other property of Tenant which utilized the changed Trademark.

     16.  ALTERATIONS AND IMPROVEMENTS.

     a. Installations by Tenant. All improvements, fixtures and equipment installed by Tenant in the Premises and any Common Areas shall be new or completely reconditioned and acceptable in all respects to Landlord for use in the Premises and Common Areas. Tenant will not make or cause to be made any alterations or improvements or install or cause to be installed any trade fixtures, exterior signs, interior or exterior lighting, plumbing fixtures, shades, awnings, advertising matter or lettering, including, without limitation, any sign, decoration, advertising matter or lettering which is visible outside of the Premises and any sign, decoration, advertising matter or lettering which is painted on or affixed to any exterior wall, window or door of the Premises, floor covering, colored or tinted glass or make any changes to the Premises or the Common Areas without the prior written consent of Landlord, which consent may be given, withheld or made subject to such conditions as Landlord deems appropriate, all in Landlord's sole and absolute discretion. Tenant shall present to the Landlord plans and specifications for such work at the time consent is sought, and shall comply with all terms and conditions contained in Paragraph 1.b, this Paragraph 16 and in Exhibit C attached hereto. Landlord shall require no further payment from Tenant for such consent except the costs, if any, of legal and architectural review of such plans and specifications. In no case shall Tenant make any changes to the exterior of the Premises, including the painting of or the installation of any coverings on such exterior, without Landlord's prior written consent as provided in this Paragraph 16.a. All installations, alterations or improvements installed in the Premises or any Common Area by Tenant shall remain for the benefit of Landlord and shall not be removed unless otherwise expressly agreed in writing and shall be presumed to become an integral part of the Premises and/or the Property. Notwithstanding the fact that all such alterations and improvements shall become an integral part of the Premises and/or the Property, such alterations and improvements shall not be deemed a rent substitute or any other payment to or for the benefit of Landlord. Tenant shall not install any paintings, murals, sculptures, mosaics or other works of visual art in the Premises that cannot be removed without destroying, damaging or modifying such art without Landlord's prior consent, which may be withheld for any reason including, without limitation, Tenant's failure to provide Landlord with written waivers under 17 U.S.C. section 113(d) by the creators of such art of their rights thereto.

     b. Permits and Payment. Tenant shall obtain all permits, licenses and approvals required for any alterations or improvements in the Premises or any Common Area and promptly pay all contractors and materialmen so as to minimize the possibility of a lien attaching to the Premises or to the Property. Should any such lien be made or filed, Tenant shall bond against or discharge the same within ten (10) days after written request by Landlord. Prior to commencing any interior construction, or any alterations, remodeling or other construction in the Premises or any Common Area, Tenant shall furnish evidence satisfactory to Landlord that Tenant has obtained all permits, licenses and approvals and is financially able to pay the contractor, and shall furnish a copy of a bond in an amount, in a form and with a surety acceptable to Landlord naming Landlord and Tenant as obligees, and ensuring completion of the proposed work free and clear of liens.

     c. Americans with Disabilities Act. Notwithstanding any other term, provision, covenant or agreement contained in this Lease, Landlord shall not be under any obligation to Tenant, or any employee or invitee of Tenant, to improve, alter, modify and/or repair any part or portion of the Property or the Premises to bring the same into compliance with any requirement, policy or procedure of "The Americans with Disabilities Act of 1990", U.S.C. Section 12101
et. seq., or any rule, regulation or standard promulgated pursuant thereto subsequent to the Landlord's initial improvements to or construction of the Property, the Common Areas and/or the Premises.

     17.  UTILITIES.

     a. Utility Facilities. Landlord shall provide and, except as provided in Paragraph 17.c below, maintain the mains and conduits necessary to supply utility services to the Premises, such provision and maintenance to be a Property maintenance and operating expense. Landlord shall have the right to locate within the Premises and the Common Areas utility mains and other facilities serving other premises and areas within the Property, when such location is dictated by necessities of engineering design, good practice and/or code requirements. Such mains and other facilities shall be located, insofar as is reasonably possible, so as to cause a minimum of interference with Tenant and to be unobtrusive in appearance. If Tenant desires any additional mains, conduits or other facilities for utility services beyond those provided by Landlord in accordance with the original plans and specifications for the Property, Tenant shall pay the cost of any such additional lines or equipment.

     b. Utility Charges. Tenant shall be responsible for the payment of all rates and charges for electricity, air conditioning, telephone and all other utility services to the Premises which are metered or billed separately to Tenant by Landlord or the provider of such services. Any meters recording the amount of electricity, water and gas furnished to the Premises shall be installed by Tenant at its expense and shall be subject to Landlord's prior approval and Landlord's decision as to the proper location thereof. At Landlord's option, Tenant will pay either directly to Landlord or to an independent contractor, if so directed by Landlord, all electricity, water, telephone, refuse removal, gas, sewer, other utilities and all other charges incurred by Tenant in connection with its use and enjoyment of the Premises, on or before the dates upon which such utility and other charges become delinquent. If required by Landlord, Tenant shall, at Tenant's expense, install a check meter for Tenant's utility services. Tenant shall pay its percentage share of all utility services for the Property which are not metered or billed separately to Tenant as a Property maintenance and operating expense. Notwithstanding any other term, provision, covenant or condition of this Lease, Tenant agrees that the utility services provided to the Premises which may be separately billed, but not separately metered, by Landlord will be based upon the estimated standard use for premises similar to the Premises and located in buildings similar to the COCONUT GROVE MARKETPLACE as determined by Landlord in its sole discretion. In the event Landlord shall determine that because of the nature of Tenant's business, operating hours, fixtures, equipment, personal preferences or any other cause or reason, Tenant's use of any one or more of the utility services supplied to Tenant by Landlord is excessive and beyond the standard use of such services, then in such event Landlord, at its option, shall have the right to (i) separately meter and bill Tenant for such service(s), and/or (ii) assess a surcharge to Tenant for the reasonable cost of such excess usage by Tenant. Any such separate bill or surcharge to Tenant as provided for in this Paragraph 17.b shall be paid by Tenant within ten (10) days of Tenant's receipt thereof, and any failure by Tenant to pay such bill or surcharge as required in this Paragraph 17.b shall be deemed a material default by Tenant under this Lease and Landlord shall have all of its rights and remedies with respect to such default as provided in Paragraph 23 below.

     c. Maintenance of Utilities. Tenant shall maintain all utilities, equipment and electrical facilities within the Premises, and all of Tenant's utilities, equipment and electrical facilities within the Common Areas, including revamping, and Tenant shall maintain the sewer lines, if any, from the Premises to the main sewer trunk. Tenant shall provide normal maintenance of the air-conditioning system which serves the Premises, on a schedule and with a maintenance company acceptable to Landlord. Janitorial services for the Premises shall be provided by Tenant. Tenant shall also maintain all flues and exhaust fans from the Premises, if any. If Tenant is permitted under this Lease to operate a kitchen in the Premises, Tenant shall install at Tenant's expense and maintain on a daily basis (i) a grease trap in the kitchen waste water lines,
(ii) an exhaust hood duct system for each stove or other cooking element, and
(iii) an automatic kitchen fire suppression system. In addition, Tenant shall have the foregoing facilities serviced and cleaned by an independent contractor acceptable to Landlord on a schedule acceptable to Landlord.

     d. Interrupted Service. Landlord shall use reasonable efforts to maintain electrical, plumbing, and other utility services to and in the Property in good working order. If, however, any of these services shall fail or be interrupted for any reason, Landlord shall not be liable to Tenant or any other person for any damage or injury which may be sustained as a result thereof.

     18.  REPAIRS AND MAINTENANCE.

     a. Repairs By Tenant. Tenant shall at all times keep the Premises (including entrances, all interior glass and window moldings), and the roof of the Premises and all partitions, doors, fixtures, equipment and appurtenances therein and in the adjacent and overhead Common Areas (including lighting, plumbing and other utility fixtures installed therein by or for the benefit of Tenant, and any air conditioning system, but excluding structural portions of the Premises and the Common Areas) in good order, condition, repair (including reasonably periodic painting of the interior), free from waste and noxious odors.

     b. Landlord's Right To Cure Tenant's Default. If Tenant refuses or neglects to repair and maintain any part of the Premises or any Common Area, or any fixtures, equipment or other improvements or installations therein or thereon, as required under this Lease to the reasonable satisfaction of Landlord as soon as reasonably possible after written demand, Landlord may perform such repairs or maintenance without liability to Tenant for any loss or damage that may occur to Tenant's property or to Tenant's business, and upon completion thereof, Tenant shall pay Landlord's costs for making such repairs upon a presentation of the bills therefor, as additional rent.

     c. Repairs, Modifications. etc. By Landlord. Except as may be provided in Paragraphs 18.a above and 19.a below, Landlord shall keep all structural portions of the Premises and Property, other than the roof of the Premises, in good condition and repair during the term of this Lease. In this connection, structural portions of the Premises shall mean the foundation, columns, girders, supports and load-bearing walls (but excluding the roof of the Premises). The cost of maintenance of such structural portions of the Premises and Property, and the cost of repairs and/or replacement of such structural portions of the Premises and Property shall be a maintenance and operating expense of the Property. Notwithstanding anything to the contrary herein, Landlord shall not be required to make any repairs occasioned by the act or negligence of Tenant, its agents, employees, subtenants, licensees and concessionaires. Tenant waives the provisions of any law permitting Tenant to make repairs at Landlord's expense. If Landlord is required to make alterations, improvements, additions, modifications and/or repairs to structural or nonstructural portions of the Property or the Premises by reason of Tenant's negligent acts or omissions to act, or Tenant's failure to comply with or perform any covenant, condition, term or agreement contained in this Lease, including Tenant's obligation to comply with the requirements and standards of "The Americans with Disabilities Act of 1990." Landlord may add the cost of such alterations, improvements, additions, modifications and/or repairs to the rent which shall thereafter become due, and Tenant shall pay the same as additional rental.

     19.  DAMAGE TO OR DESTRUCTION OF PREMISES OR PROPERTY.

     a. Repairs by Landlord. Except as may otherwise be required by the Master Lease or any mortgage on the Property, if (i) the Premises or the Property should be wholly damaged or destroyed during the term of this Lease by any casualty, (ii), during the term of this Lease, the Property is damaged to an extent of forty percent (40%) or more of the then tax assessed value thereof--whether the Premises are damaged or not, (iii), at any time during the term of this Lease, the Premises are destroyed or damaged to any extent whatsoever as a result of any casualty or event not insured against by Landlord and not required to be insured against by Tenant or (iv), at any time during the last twelve (12) months of the term of this Lease, the Premises are destroyed or damaged by any casualty such that the estimated cost of repair to Landlord exceeds ten percent of the average Monthly Minimum Rent received by Landlord from Tenant, then, in every such case, Landlord may either terminate this Lease or elect to repair or restore or where required under this Lease, require Tenant to repair or restore, said damage or destruction, in which latter event Landlord or Tenant shall repair and/or rebuild the same as provided for below and the Monthly Minimum Rent shall be abated proportionately as provided in Paragraph 19.d. Landlord shall advise Tenant in writing whether it elects to have the Premises or Property rebuilt or repaired within ninety (90) days after the casualty. If Landlord elects not to have the Premises or Property repaired or rebuilt, this Lease shall terminate without further notice, in which event all further obligations of either party shall cease, effective as of the date Tenant shall cease business in the Premises and Tenant will at its own expense promptly remove from the Premises all buildings, improvements and trade fixtures constructed or installed thereon or therein by Tenant and restore the real property to a good, orderly and sanitary condition and even grade. Any insurance proceeds payable on account of the damage or destruction shall be paid as provided in Paragraph 10.c above. If such damage or destruction occurs and this Lease is not so terminated by Landlord, this Lease shall remain in full force and effect and Landlord and Tenant shall undertake promptly to reinstate the Premises and/or Property, or portions thereof, so destroyed or damaged according to the original plans and elevations thereof (or according to such modified plan as shall be approved in writing by Landlord) and according to the parties' original obligations therefor as provided in Paragraphs 1.b and 1.c above. Neither Landlord's nor Tenant's obligations under this Paragraph 19.a shall exceed the scope of the work done by Landlord or Tenant in the original construction of the Property and/or the Premises.

     b. Continuation of Business. Tenant agrees during any period of reconstruction or repair of the Premises and/or of the Property to continue the operation of its business in the Premises to the extent reasonably practicable from the standpoint of good business practice.

     c. Repairs by Tenant. Tenant shall, in the event of any damage or destruction affecting the Premises, unless this Lease shall be terminated as provided in Paragraph 19.a, promptly replace or fully repair all furniture, improvements, trade fixtures, equipment, and other fixtures originally installed by Tenant Landlord shall have no interest in the proceeds of any insurance carried by Tenant on Tenant's interest in this Lease, and Tenant shall have no interest in the proceeds of any insurance carried by Landlord on the Premises and/or the Property.

     d. Abatement of Monthly Minimum Rent. Except in those cases where damage or destruction to the Premises shall have been caused by the fault of Tenant, the Monthly Minimum Rent shall be abated proportionately during any period during which, by reason of any damage or destruction to the Premises which Landlord is obligated to repair or reconstruct, there is a substantial interference with the operation of the business of Tenant in the Premises, and such abatement shall continue for the period commencing with such destruction or damage and ending with the completion by Landlord of such work of repair and/or reconstruction as Landlord is obligated to do. Nothing in this Paragraph 19 shall be construed to abate or diminish Percentage Rent or additional rent or abate Monthly Minimum Rent where interference with the operation of Tenant's business shall have been a result of Tenant's acts, omissions or other fault.

     20.  HAZARDOUS MATERIALS.

     a. Compliance. Tenant is expressly required at all times during the term of this Lease to observe and perform the requirements of all "Hazardous Materials Laws." This term means and includes all federal, state or local laws, ordinances, or regulations, or other requirements, now or hereafter in effect, relating to environmental conditions, industrial hygiene, occupational safety or health, or hazardous materials in, on or under the Premises, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C., Section 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C., Section 6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C., Section 1801, et seq., the Clean Water Act, 33 U.S.C., Section 1251, et seq., the Clean Air Act, 42 U.S.C., Section 7401, et seq., the Toxic Substances Control Act, 15 U.S.C., Sections 2601-2629, the Safe Drinking Water Act, 42 U.S.C., Sections 300f-300j, Chapters 342B, 342C, 342D, 342H, 342I, 342J, 342L and 342N of the Hawaii Revised Statutes, and any similar federal, state or local laws or ordinances and the regulations or other requirements now or hereafter adopted, published or promulgated pursuant thereto.

          (i) As used herein, the term "hazardous material" means and includes any and all radioactive materials, asbestos, polychlorinated biphenyls ("PCBs"), petroleum, crude oil, or any fraction thereof, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, toxic substances and any and all other substances or materials defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under, or for the purposes of, the Hazardous Materials Laws.

          (ii) As used herein, the term "Hazardous Discharge" means any event involving the use, deposit, disposal, spill, release or discharge of any Hazardous Material in, on or under the Premises.

          (iii) As used in this Lease, the phrase "in the Premises" shall mean in, on, within or under the Premises.

          (iv) If the requirements imposed by any of said laws, ordinances, rules, regulations, covenants, conditions, restrictions or standards shall be inconsistent with each other, Tenant shall comply with the most stringent requirement.

     b. Maintenance of Records. Tenant shall maintain and make available to Landlord, during reasonable business hours, all records pertaining to Tenant's improvements and alterations and all records required by Hazardous Materials Laws and laws pertaining to underground storage tanks, including, but not limited to, records of the size, type, location, use and monitoring of any such storage tanks placed in the Premises. Any records required to be kept or filed with any governmental authority regarding cessation of use of such storage tanks or the investigation or remediation of any release from such tanks shall also be furnished to Landlord.

     c. Governmental Approval Tenant shall, before commencing operation of its business or any construction or alteration of any improvements in the Premises, seek and secure all approvals and permits therefor which may be required from any governmental authority having jurisdiction thereof, including without limitation, requirements regarding land, air and water use, emissions and noise emissions, hazardous waste materials and underground storage tanks from time to time in effect. Where a plan for operation of closure is required, Tenant shall not commence operations or construction until such closure plan has been approved by appropriate governmental authorities and by Landlord, and Tenant has provided evidence satisfactory to Landlord of its ability to fund the estimated cost of implementing such closure plan. All costs of attaining necessary approvals and permits shall be at Tenant's sole cost and expense. Tenant agrees to undertake to consult with supervising governmental authorities and to comply with the directions and design requirements of such authorities for the operation of its business and the construction or alteration of any improvements in the Premises.

     d. Approval by Landlord. Any approval by Landlord of such applications shall be without any warranty of the adequacy or accuracy of the statements and materials contained therein. Tenant shall provide Landlord with copies of all permits received by Tenant from time to time upon Landlord's written request.

     e. Tenant "Waste". With respect to these provisions, any noncompliance with applicable governmental environmental standards, regulations, administrative requirements or the requirements of hazardous material and underground storage tank management shall constitute "waste." Tenant agrees that anything produced or brought onto the Premises which is or becomes a hazardous material shall only be handled, kept, utilized, stored, and disposed of in accordance with all applicable laws. Tenant further agrees, at its sole cost and expense, to dispose of all waste, whether hazardous or nonhazardous, solid, liquid or gaseous, in accordance with the requirements of all applicable laws. Tenant shall not burn any rubbish, including cuttings, weeds, brush or other waste material from the planting or growing of crops, on the Premises. Tenant shall take all such measures as shall be necessary to preclude the burial or disposal or release on the Premises, by Tenant, or the discharge or disposal or release by Tenant into the sea, surface waters, underlying aquifer or the air, or any other part of the environment, of any hazardous material, whether liquid, gaseous, solid, radioactive or otherwise in contravention of any applicable law. Tenant shall not permit any noise, smoke or vibration to emanate from the Premises which materially interferes with the use and enjoyment of the Premises or the Property. If any hazardous material is buried in the Premises or the Property, or discharged into the sea, surface waters, underlying aquifer or the air, or released into the environment, either intentionally or inadvertently, by Tenant or anyone claiming by or through Tenant, Tenant shall promptly investigate, remediate and remove all such hazardous material as may remain and so much of any portion of the environment as shall have become contaminated in accordance with all applicable government requirements and replace any removed portion of the environment (such as soil) with uncontaminated material of the same character as existed prior to contamination.

     f. Inspection by Landlord. Upon twenty-four (24) hours advance written notice by Landlord to Tenant, Tenant will permit Landlord and Landlord's agents at all reasonable times during the term of this Lease to enter the Premises to inspect and examine the same and determine the state of repair and condition thereof, including, without limitation, the right to inspect Tenant's records regarding compliance with all governmental requirements and to make such samplings, corings and other forms of testing as may be reasonably necessary to determine or verify such compliance. Such inspection shall be at Landlord's cost and expense, all without any rebate of rent or liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned. Tenant shall build, maintain and repair at its own expense all structures and remedy all defects required by the provisions of this Lease to be built, maintained, made, remedies, and repaired by Tenant of which notice shall be given by Landlord, Landlord's agent, or any governmental authority, within thirty (30) days after the giving of such notice, or within such shorter period as required by governmental order or other form of directive.

     g. Indemnity of Landlord. With respect to the obligations of this Paragraph 20, Tenant shall defend with counsel selected by Landlord, indemnify and save harmless Landlord, and Landlord's officers, directors, employees, agents, successors and assigns, against and from all liabilities, obligations, damages, penalties, claims, cross-claims, charges, loss, cost, investigation and remediation expenses including reasonable attorneys' and consultants' fees, which may be imposed upon, brought against, reasonably incurred by Landlord by reason of any cause whatsoever arising out of or in connection with the use, occupancy and enjoyment of the Premises by Tenant or any other person thereon claiming under Tenant, including, without limitation, any harm or contamination resulting therefrom to Landlord, persons claiming under Tenant, other tenants of Landlord, third parties, the aquifer underlying the Premises, the Property, the sea, surface waters, the soil of the Premises and surrounding lands and the air, or any accident, fire or nuisance in the Premises or any other adjacent area not caused by any facilities of others, or any failure by Tenant to keep the Premises and sidewalks in safe condition.

     h. Remediation. Upon termination of this Lease, Tenant shall remove all improvements, all trade fixtures and underground storage tanks in, on or under the Premises, shall promptly investigate and remediate any release of hazardous materials to the environment caused or reasonably suspected to be caused by such fixtures or tanks, and shall promptly repair to Landlord's satisfaction all damages caused by such removal. All such removals, repairs, investigation and remediation shall be at Tenant's sole cost and expense. Tenant shall also, at Tenant's sole cost and expense, provide Landlord with evidence satisfactory to Landlord that Tenant has fully complied with all authority having jurisdiction over the Premises or any acts or activities of Tenant therein, including, without limitation, full compliance with any closure plan filed or required to be filed with any governmental authority with respect to the removal of all Hazardous Material and underground storage tanks from the Premises.

     i. Landlord's Right to Cure. If Tenant fails to provide evidence to Landlord of Tenant's compliance with the requirements of Paragraph 20.h above within thirty (30) days after the termination of this Lease, Landlord may effect such full compliance with the requirements of governmental authorities. All costs incurred by Landlord in effecting such compliance shall be at Tenant's expense and Tenant will, within thirty (30) days from Tenant's receipt of demand by Landlord, reimburse Landlord for such cost, together with interest at the rate of twelve percent (12%) per annum. Until such full compliance is complete, either by Landlord or Tenant, and all costs therefor have been paid by Tenant or reimbursed by Tenant to Landlord, together with interest thereon, if any, the Premises and this Lease shall not be deemed surrendered and Tenant shall continue to pay rent for the Premises in an amount equal to the rent paid by Tenant during the month preceding termination, prorated for the period of time from termination to surrender.

     j. No Release of Tenant. Tenant shall not be relieved of its obligations under this Lease until surrender is completed in accordance with these provisions. Final inspection or release of the Premises by any interested governmental agencies and by Landlord shall be a condition precedent to completion of surrender and termination of Tenants obligations hereunder. Nothing herein shall be deemed to relieve Tenant of any obligation, such as the obligation to indemnify Landlord, which by the specific terms of this Lease survives termination of this Lease.

     k. Notice to Landlord. If Tenant at any time becomes aware of any Hazardous Discharge or of any Hazardous Materials Claim in respect of the Premises or the Property, Tenant will immediately so notify Landlord and provide to Landlord such detailed reports of any such event as may be reasonably requested by Landlord. Landlord shall have the right to join and participate, as a party if it so elects, in any settlements, remedial actions, legal proceedings or actions initiated in respect of any Hazardous Materials Claims.

     21.  ASSIGNMENT AND SUBLETTING.

     a. Restriction on Assignment and Subletting. Except as may be provided in the Special Conditions Addendum, Tenant shall not assign or mortgage this Lease, or any interest therein, nor sublet the Premises or any part thereof or any right or privilege appurtenant thereto, nor suffer any other person (the agents and employees of Tenant excepted) to occupy or use the Premises, or any portion thereof, without the prior written consent of Landlord, which consent Landlord shall not unreasonably withhold. Landlord shall in all cases have the right to determine that any proposed assignee or sublessee shall be of sound financial condition and shall use the Premises only for suitable purposes. A consent by Landlord to one assignment, mortgage, subletting, occupation or use by any other person, shall not be deemed to be a consent to any subsequent assignment, mortgage, subletting, occupation or use by another person. Any such assignment or subletting without Landlord's consent shall be void, and shall, at the option of Landlord, terminate this Lease. Except as provided herein, this Lease shall not, nor shall any interest therein, be assignable, as to the interest of Tenant, by operation of law, without the written consent of Landlord, which consent Landlord shall not unreasonably withhold.

     b. Consent Fee and Rent Adjustment. Landlord shall have the right to impose, as a condition of any consent to an assignment or mortgage of this Lease or a subletting of the Premises, a fee of $500.00 to be paid by Tenant to Landlord for the costs of processing and reviewing the proposed assignment or subletting.

     c. Transfer of Ownership Interest. Except as may be provided in the Special Conditions Addendum, prior to any proposed merger or transfer of stock of a corporate tenant, or any sale or transfer of any partnership interest of a partnership tenant, Tenant shall obtain Landlord's consent therefor. Any change in the present ownership or management of Tenant or Tenant's business, whether as a result of any sale of assets, transfer of stock or partnership interest, merger, consolidation or otherwise, shall be deemed an assignment of this Lease within the meaning of this Paragraph 21, whether or not such change of ownership results in a change of control of Tenant. Any transfer of the beneficial ownership of any stock of a corporate tenant, or the transfer of the beneficial ownership of any partnership interest of a partnership tenant, or any transfer of voting rights (whether to a voting trust or otherwise) in any stock of a corporate tenant or in any partnership interest of a partnership tenant shall be deemed a "change of ownership" for purposes of this Lease. Upon any such change in the ownership of Tenant or Tenants business without Landlord's prior consent, Landlord shall have all the rights and remedies provided in Paragraph 23 below. Without limiting the generality of Landlord's right to withhold consent pursuant to Paragraph 21.a above, Tenant acknowledges that Landlord will not consent to any change in ownership unless it is satisfied with all particulars, including but not limited to the amount of capital in any corporation or partnership assuming any rights herein, the number and identity of other stockholders or partners, the management structure, the financial status and place of incorporation or organization of said corporation or partnership, and the financial, personnel, management and experience qualifications of the corporation, partnership and/or individuals to be assuming an ownership interest in Tenant. Landlord may cause an investigation into the particulars of any merged or transformed entity which is to operate Tenant's business and into the particulars relating to any person to whom an ownership interest in Tenant's business is proposed to be conveyed for the purpose of enabling Landlord to make an informed decision as to whether to consent to such merger, transfer or change in ownership. Despite the foregoing, if Tenant is a corporation or partnership, a change in ownership of the corporate stock or a partnership interest of Tenant resulting from the death of a stockholder or partner shall not be deemed a default hereunder if the decedent's shares or interest in Tenant pass to the surviving spouse and/or issue or to a trust for the primary benefit of such spouse and/or issue.

     d. Continuing Liability of Tenant. No assignment, mortgage or subletting of Tenant's interest permitted under this Paragraph 21, or consented to by Landlord, shall in any way release Tenant of any liability, obligation or responsibility under the terms of this Lease.

     e.   Procedure to Sublet or Assign.

          (i) If Tenant desires Landlord's consent to a sublease. license, concession or assignment of this Lease, or to a change of ownership of Tenant, or the mortgaging or other hypothecating or encumbering of this Lease, Tenant shall give Landlord thirty (30) days' prior written notice thereof, setting forth all of the terms and conditions thereof, together with the name and address of the proposed assignee, subtenant, new owner or mortgagee, the nature of the business of the proposed assignee or subtenant and its proposed use of the Premises and the authorization required under Paragraph 21.e(iii) below. Tenant shall also include with such notice a copy of any proposed documents to effect the proposed transaction and any other information reasonably requested by Landlord. If Tenant notifies Landlord of a proposed sublease, assignment, mortgage, change of ownership or other hypothecation or other transaction, whether or not in connection with a sale of Tenant's business, then at any time within the thirty (30) day period following Tenant's notice to Landlord, Landlord may, by written notice to Tenant, consent to the proposed transaction or withhold consent to the proposed transaction. Landlord's failure to notify Tenant in writing of Landlord's consent within the thirty (30) day period as herein provided shall be deemed a denial of such consent by Landlord.

          (ii) If Landlord consents to a mortgage, sublease, assignment or other transaction by Tenant as provided in Paragraph 21.e(i) above, Tenant may, within sixty (60) days after Landlord's consent but not later than the expiration of such sixty (60) day period, enter into such mortgage, assignment, sublease or other transaction and any attendant sale of Tenant's business, on the terms and conditions set forth in Tenant's written notice to Landlord.

          (iii) Tenant, at the time of its request for Landlord's consent, shall furnish Landlord with a written authorization, signed by the proposed assignee, sublessee, new owner or other person and notarized, authorizing Landlord to investigate the financial condition, business reputation, credit standing, performance history and other relevant aspects relating to the background, business ability and reliability of the proposed assignee, sublessee, new owner or other person.

     f. Landlord's Continuing Options. Landlord's options under this Paragraph 21 shall be continuing ones, i.e., Landlord shall have each of the foregoing options available to it under Paragraphs 21.a, 21.b, 21.c, 21.d and 21.e above each time that Tenant or any successor-in-interest to Tenant desires to sublet, license or concession the Premises or any part thereof, assign this Lease, change ownership or mortgage or otherwise hypothecate or encumber this Lease.

     g. Assignment by Landlord. If Landlord transfers or assigns its interest in this Lease or in the Property to any person, Landlord shall thereby be released from any further obligations hereunder, and Tenant agrees to look solely to such successor-in-interest of Landlord for performance of such obligations. If any security given by Tenant to secure the performance of Tenant's obligations hereunder is assigned or transferred by Landlord to any such successor-in-interest, then Landlord shall thereby be discharged of any further obligation relating thereto. For the purposes of this Paragraph 21.g, any holder of a mortgage that affects the Premises or the Property at any time, and any landlord in any Master Lease to which this Lease is subordinate at any time, will be a successor-in-interest to Landlord as to the Premises and the Property when it succeeds to the interest of the Landlord or any successor-in-interest, whether by voluntary sale, assignment or transfer or by way of foreclosure or dispossession of Landlord. Tenant agrees to attorn to the assignee, transferee, or purchaser of Landlord's interest from and after the date of notice to Tenant of any such assignment, transfer or sate, in the same manner and with the same force and effect as though this Lease were made, in the first instance, by and between Tenant and such assignee, transferee or purchaser. If any proceedings are instituted for foreclosure, or in the event of the exercise of the power of sale under any mortgage made by Landlord covering the Premises or the Property, or in the event the Master Lease shall be terminated, Tenant shall, upon Landlord's request, attorn to the transferee or successor-in-interest upon any such foreclosure, sale or termination and recognize such transferee or successor-in-interest as the Landlord under this Lease.

     22. LIENS AND INSOLVENCY. Tenant shall keep the Premises and the Property free from any liens or encumbrances arising out of any work performed by Tenant, materials furnished by Tenant, or obligation incurred by Tenant. Upon the occurrence of any of the following events and the Tenant's failure to pay any rent, additional rent or other charges due to Landlord under this Lease, Landlord may terminate this Lease forthwith by giving Tenant notice of its election to do so: (i) if Tenant files a voluntary petition in bankruptcy, or for reorganization under the bankruptcy laws, or is adjudged a bankrupt by a court of competent jurisdiction; or (ii) if Tenant makes an assignment for the benefit of creditors; or (iii) if a receiver is appointed by a court of competent jurisdiction for Tenant's business and it is established in the receivership proceedings that Tenant is insolvent.

     23.  DEFAULT.

     a.   Right to Re-enter. In the event of;

          (i) Any failure of Tenant to pay any Monthly Minimum Rent, Percentage Rent, additional rent or other sum due hereunder within five (5) days of when it is due; or

          (ii) The Tenant's failure to pay any Monthly Minimum Rent, Percentage Rent, additional rent or other sum due hereunder within five (5) days of when it is due and the occurrence of any event described in Paragraph 22 above; or

          (iii) An abandonment of the Premises by Tenant or any taking of the Premises or this Lease under any writ of execution, or Tenant's violation of any of the use restrictions or other provisions contained in Paragraphs 11,12 and/or 13 above, or any failure of Tenant to perform any other of the terms, conditions, or covenants of this Lease to be observed or performed by Tenant (except for any default as described in Paragraphs 23.a.(i) and 23.a.(ii) above) for more than thirty (30) days after written notice of such default shall have been mailed to Tenant;

then, in any such event, the same shall be considered a default by Tenant, and Landlord, besides any other rights or remedies it may have, shall have the immediate right, with or without termination, of re-entry and may remove all persons and property from the Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice or resort to legal process and without Landlord being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby; provided, however, that if Tenants default shall not consist of any failure to pay any Monthly Minimum Rent, Percentage Rent, additional rent or other sum due hereunder to Landlord when it is due and the nature of Tenant's default is such that more than thirty (30) days are reasonably required to cure such default, then Tenant shall not be in default if Tenant commences its cure of such default within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

     b. Right to Re-let. Should Landlord elect to re-enter under Paragraph 23.a, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time without terminating this Lease, make such alterations and repairs as may be necessary in order to re-let the Premises, and re-let the Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rent and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. All rents received by Landlord from such re-letting shall be applied (i) to the payment of any indebtedness (other than rent due hereunder) from Tenant to Landlord, (ii) to the payment of any costs and expenses of such re-letting and of such alterations and repairs, (iii) to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If the rent received from such re-letting during any month is less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency (which shall be calculated and paid monthly) to Landlord.

     c. Termination. Upon any uncured default by Tenant, as that term is defined in Paragraph 23.a above, Landlord may terminate this Lease by giving written notice to Tenant of its intention to do so, specifying a day not earlier than five (5) days thereafter, and the term of this Lease and all right, title and interest of Tenant hereunder shall expire as fully and completely on the day so specified as if that day were the date fixed in this Lease for the expiration of the term. No re-entry or taking possession of the Premises by Landlord shall be deemed its election to terminate this Lease unless a written notice of termination is given to Tenant or unless the termination is decreed by a court of competent jurisdiction. Landlord may at any time after reletting the Premises without terminating this Lease, elect to terminate this Lease for Tenant's previous default.

     d. Waiver of Jury Trial and Venue. The parties each hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease or Tenant's use or occupancy of the Premises, including any claim of injury or damage, and any emergency and other statutory remedy with respect thereto. The parties also agree that the venue of any such action, proceeding or counterclaim shall be in the Kona Division of the District or Circuit Court of the Third Circuit, as appropriate.

     e. Summary Possession. Tenant acknowledges that in the event of any default or breach by Tenant, if the Landlord shall choose to obtain possession of the Premises and terminate Tenant's possession, then Tenant hereby agrees to submit irrevocably to the jurisdiction of the District Court of the Circuit within the State of Hawaii wherein the Premises are situated, said District Court to have exclusive jurisdiction to decide, under the provisions of Chapter 666, Hawaii

Revised Statutes, Landlord's action for summary possession as well as any counterclaims by Tenant.

     f. Damages to Landlord. If Landlord terminates this Lease because of a default by Tenant, in addition to any other remedies Landlord may have, it may recover from Tenant all damages it may incur by reason of such default, including the cost of recovering the Premises, reasonable attorney's fees, and the worth at the time of such termination of the excess, if any, of the amount of rent and additional rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord.

     g.   Determination of Percentage Rental on Default.

          (i) For the purpose of determining the rents and other payments which would be payable to Landlord by Tenant under this Lease subsequent to Tenant's default, the rent and other payments for each year of the unexpired term of this Lease shall deemed to be an amount equal to the average, computed on and adjusted to an annual basis, of the total Monthly Minimum Rent, Percentage Rent, and other charges paid or payable by Tenant to Landlord under this Lease annually during the three (3) full lease years immediately preceding the date of default.

          (ii) It is agreed that, if there shall not have been three (3) full lease years immediately preceding the date of default, it would be impracticable or extremely difficult from the nature of the case to prove what amount of Percentage Rent hereunder would have been paid or payable hereunder by Tenant throughout the balance of the term of this Lease if Tenant had not defaulted, and no other remedy would be adequate, convenient or feasible. Accordingly, the parties agree that, in such event, the amount of the Percentage Rent which would have been paid or payable by Tenant each year throughout the term of this Lease if Tenant had not defaulted shall be equal to the total Percentage Rent paid by Tenant for the twelve (12) calender months immediately preceding the calender month of default.

     h. Separate Suits. Landlord shall have the privilege of splitting its cause of action for rent so as to permit institution of a separate suit or proceeding for the base and additional rent due Landlord under this Lease and a separate suit or proceeding for any other payment required under this Lease and neither the institution of any such suit or proceeding nor the entering of judgment therein, shall bar Landlord from bringing a subsequent suit or proceeding for the Monthly Minimum Rent, Percentage Rent, additional rent, or for any other payments required hereunder.

     i. Non-waiver. The waiver by Landlord of any breach of any term, covenant or condition of this Lease shall not be deemed a waiver of such term, covenant or condition for any subsequent breach of any term, covenant or condition. The subsequent acceptance of rent by Landlord shall not be deemed a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of such acceptance.

     j. No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated shall be deemed to be other than on account of the rent claimed by Landlord, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease.

     k. Late Fee and Interest on Past Due Amounts. Tenant hereby acknowledges that late payment by Tenant of rent and other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of the Master Lease or any mortgage covering the Premises and/or the Property. Therefore, in the event any amount due hereunder shall not be received by the tenth (10th) day following the day it is due, a late fee computed at the rate of two percent (2%) of the overdue amount shall be automatically charged. Any amounts owing by Tenant to Landlord under the terms of this Lease shall also carry interest from the date the same become due until paid at the rate of ten percent (10%) per annum. Said interest shall be considered as a part of the rent payable under this Lease.

     l. Assignment of Rent. If the Premises or any part thereof are sublet or Tenant is entitled to receive any payments of any kind whatsoever by reason of his status as Tenant of the Premises, then, in the event of default by Tenant, with or without penalty, Landlord shall have the immediate right to receive and collect all rents, income and profits from the Premises due or accrued or to become due, and said rents and profits are hereby assigned to Landlord and Landlord is hereby irrevocably appointed the attorney-in-fact of Tenant in the name of the Tenant or in Landlord's own name to demand, sue for, collect, or recover and receive all such rents and profits, and to compromise and settle claims for rents or profits upon such terms and conditions as Landlord may deem proper, and to enter into, renew or terminate leases or tenancies.

     m. Landlord's Right to Cure. If Tenant defaults in any of its obligations under the terms of this Lease, other than the payment of rent or other charges payable by Tenant hereunder, and Tenant fails to perform same promptly after thirty (30) days written notice of default and demand to cure such default, Landlord shall also have the right, but not the obligation, to cure such defaults and the cost of same shall be immediately due and payable as additional rent, provided, however, that if the nature of such default is such that the same cannot be reasonably cured within such thirty (30) day period, Landlord shall not have the right to cure such default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion.

     n. Landlord's Contractual Security Interest. In addition to any statutory Landlord's lien, Landlord shall have at all times a valid security interest to secure payment of all rent becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, fixtures and other personal property of Tenant presently, or which may hereafter be, situated in the Premises or the Common Areas, and all proceeds therefrom, and such property shall not be removed without the consent of Landlord until all arrearages and rent as well as any and all other sums of money then due Landlord or to become due to Landlord hereunder shall first have been paid and discharged and all of the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant. Upon the occurrence of any default by Tenant, Landlord may, in addition to any other remedies provided herein, enter upon the Premises and take possession of any and all goods, wares, fixtures, and other personal property of Tenant situated in the Premises or the Common Areas, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time at which any private sale is to be made, at which sale the Landlord or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of a reasonable notice shall be met if such notice is given in the manner prescribed in this Lease, at least thirty
(30) days prior to the time of sale. Any sale made pursuant to the provision of this Paragraph shall be deemed to have been a public safe conducted in a commercially reasonable manner if held in the Premises or where the property is located after the time, place and method of sale and general description of the types of property to be sold have been advertised in a daily newspaper published in the County of Hawaii, for any five (5) of the seven (7) calendar days immediately before the date of the sale. The proceeds from any such disposition, less any and all expenses connected with the taking of the possession, holding and selling of the property (including reasonable attorneys' fees), shall be applied as a credit against the indebtedness secured by the security interest granted in this Paragraph. Any surplus shall be paid to Tenant or as otherwise required by law; Tenant shall pay any deficiencies forthwith. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord any financing statements or other instruments in form sufficient to perfect the security interest of Landlord in the aforementioned property and the proceeds thereof under the provisions of the Hawaii Uniform Commercial Code.

     o. Additional Remedies. The rights and remedies of Landlord set forth in this Paragraph 23 shall be in addition to any other right and remedy now and hereafter provided by law or otherwise provided in this Lease. All rights and remedies shall be cumulative and non-exclusive of each other.

     p. Default by Landlord. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within thirty
(30) days after written notice by Tenant to Landlord; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

     24.  CONDEMNATION.

     a. Automatic Termination of Lease. Except as may otherwise be required by the Master Lease or any mortgage on the Property, if the whole of the Premises shall be taken by any public authority under the power of eminent domain, then the term of this Lease shall cease as of the day possession is taken by such public authority, and all rent shall be paid up to that date. If only a part of the Premises shall be taken under eminent domain, this Lease shall terminate as to the portion taken, and, unless this Lease shall be terminated as hereinafter provided, it shall continue in full force and effect as to the remainder of the Premises, and the Monthly Minimum Rent shall be reduced in the proportion the floor area taken bears to the total floor area leased, and Tenant, at its own cost and expense, shall make all necessary repairs and alterations to the Premises required by such taking.

     b. Option to Cancel. If the remainder of the Premises cannot be made tenantable for the purposes for which Tenant has been using the Premises, Tenant shall have the option, to be exercised within thirty (30) days after the filing of such eminent domain action, of canceling this Lease effective as of the date the condemning authority shall take possession; provided, however, that if more than fifty percent (50%) of the square footage of the Premises shall be taken under power of eminent domain, either party, by written notice to the other delivered on or before the date of surrendering possession to the public authority, may terminate this Lease, effective as of such surrender of possession. All compensation and damages of any type awarded for any taking, whole or partial, shall belong to and be the property of Landlord except as hereinafter provided and except for Tenant's furnishings, fixtures and equipment.

     c. Tenant's Damages. Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any cost or loss to which Tenant might be put in removing Tenant's merchandise, furniture, fixtures and equipment.

     d. Temporary Taking. In the event of a condemnation of a leasehold interest, i.e., a temporary taking, in all or a portion of the Premises without the condemnation of the whole leasehold or the fee simple title also, this Lease shall not terminate and such condemnation shall not excuse Tenant from full performance of all of its covenants hereunder, including the payment of rent, but Tenant in such event shall be entitled to present or pursue against the condemning authority its claim for and to receive all compensation or damages sustained by it by reason of such condemnation, and Landlord's right to recover compensation or damages shall be limited to compensation for and damages, if any, to its reversionary interest; it being understood, however, that during the time Tenant shall be out of possession of the Premises by reason of such condemnation, this Lease shall not be subject to forfeiture for failure to observe and perform those covenants not calling for the payment of money. If the condemning authority shall fail to keep the Premises in the state of repair required hereunder, or to perform any other covenant not calling for the payment of money, Tenant shall have ninety (90) days after the restoration of possession to it within which to carry out its obligations under such covenant or covenants. At any time after such condemnation proceedings are commenced, Landlord shall have the right, at its option, to require Tenant to assign all compensation and damages payable by the condemner to Tenant to Landlord, to be held without liability for interest thereon, as security for the full performance of Tenant's covenants hereunder, such compensation and damages received pursuant to said assignment to be applied first to the payment of rents, taxes, assessments, insurance premiums and all other sums from time to time payable by Tenant pursuant to the terms of this Lease as such sums fall due, and the remainder, if any, to be payable to Tenant, it being understood and agreed that such assignment shall not relieve Tenant of any of its obligations under this Lease with respect to such rents, taxes, assessments, insurance premiums and other sums except as the same shall be actually received by Landlord.

     25. NON-LIABILITY OF LANDLORD. (i) Landlord and its agent, if any, shall not be liable to Tenant for any damage or loss, including loss or interruption to Tenant's business or services, occasioned by any service provided by Landlord or its agent under this Lease or electricity, plumbing, gas, water, air conditioning, sprinkler or other pipes and sewage systems, or the loss, interruption or stoppage thereof, or by the bursting, leaking, overflowing or running over of any tank, washstand, closet, waste or other pipes in or about the Premises or the Property, nor for any damage occasioned by water coming into the Premises from any source whatsoever, or for any damage or injury arising from any acts or neglect of the other tenants of, or any other persons on, the Property or of any adjacent property, or of the public, unless such damage or loss shall result from a wanton and willful act of Landlord or Landlord's gross negligence. All property of Tenant kept or stored on the Premises or in any Common Area shall be kept or stored at the risk of Tenant only, and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant's insurance carriers unless such damage shall be caused by the wanton and willful act or gross negligence of Landlord. In no event shall Landlord or any of its agents, employees, or principals be liable to Tenant, its principals, agents or employees for lost profits or any other consequential damages suffered by Tenant, its principals, agents or employees from any cause, unless such losses or damages shall result from a wanton and willful act of Landlord or Landlord's gross negligence.

     26. INDEMNITY OF LANDLORD. Tenant shall indemnify and save Landlord, and its agents, employees and principals, harmless against and from any and all claims, damages, costs and expenses, including reasonable attorney's fees, arising from the operation of the business conducted by Tenant in the Premises or arising from any default by Tenant in the performance of any of the covenants, conditions or terms of this Lease, or from any act or negligence or omission to act of Tenant, its agents, contractors, servants, employees, sublessees, concessionaires or licensees, in or about the Premises or the Property or in connection with this Lease or any sublease. If any action or proceeding is brought against Landlord, or its agents, employees and/or principals, by reason of any such claim, even though such claim is based on the alleged fault of Landlord, or its agents, employees and/or principals, Tenant agrees to pay the reasonable costs and expenses thereof, including attorney's fees, and any judgments or settlement of claims secured against Landlord, or its agents, employees and/or principals, by reason of such action or proceedings.

     27. ATTORNEY'S, ARCHITECT'S, ETC. FEES. If Landlord and/or its agent shall, without fault, be made a party to any litigation by or against Tenant arising out of Tenant's occupancy of the Premises or the Property, or any act of Tenant concerning the Premises, the Property or this Lease, or if litigation shall be brought for recovery of possession of the Premises, for the recovery of rent or any other amount due under the provisions of this Lease, or because of the breach of any covenant in this Lease to be kept or performed by Tenant, and a breach shall be established, Tenant shall pay to Landlord and/or its agent all expenses incurred in connection therewith, including attorney's fees. Tenant shall also pay any and all costs and fees incurred or paid by Landlord, including attorney's fees and the fees of architects or other professionals employed by Landlord, to review, revise or prepare any document, plan or other writing of any nature presented by or on behalf of Tenant to Landlord for review or approval in connection with Tenant or any action by Tenant under this Lease, including, without limitation, requests for consents to assignments, subleases, mortgages or other similar items, or certificates, approvals, opinions, or other agreements with respect thereto, which such items in the opinion of Landlord require the employment of an attorney or other professional on behalf of Landlord. Any failure of Tenant to pay such costs or fees upon demand of Landlord shall be deemed a default under this Lease and Landlord shall be entitled to exercise its rights on account of such default as provided in Paragraph 23 above. Landlord shall not be obligated to consider, review, execute or deliver any consent, approval, certificate or other item until the costs and fees herein required to be paid by Tenant have been paid.

     28. ACCESS TO AND INSPECTION OF PREMISES. Landlord reserves and shall at any and all times have the right to enter the Premises and the Common Areas to inspect the same, to supply janitorial service and any other service to be provided by Landlord to tenants of the Property, to exhibit the Premises to prospective purchasers or tenants, to post notices of non-responsibility and "for lease" signs, and to alter, improve or repair the Premises or any portion of the Common Areas without abatement of rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing that the entrance to the Premises shall not be blocked thereby, and further providing that the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby to the degree the interference is not substantial. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency, in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises or any portion thereof.

     29. SUBORDINATION OF LEASE. This Lease shall automatically be subordinate to any mortgage, encumbrance or deed of trust heretofore or hereafter placed upon the Property or the Premises by Landlord, to any and all advances made or to be made thereunder, to the interest on the obligations secured thereby, and to all renewals, replacements and extensions thereof; provided, however, that in the event of foreclosure of any such mortgage or deed of trust or exercise of the power of sale thereunder, Tenant shall attorn to the purchaser at such foreclosure or sale, and recognize such purchaser as Landlord under this Lease if so requested by such purchaser. Said encumbrances shall include, without limitation, the lien of a mortgage executed in part to secure a loan to pay for the construction of improvements in, on or to the Property and/or the Premises. Within ten (10) days after request therefor by Landlord, or, in the event that upon Landlord's sale, assignment or hypothecation of the land or improvements which comprise the Property, an estoppel or offset statement shall be required from Tenant, Tenant shall deliver in recordable form a certificate to any purchaser, mortgagee under such mortgage, or to Landlord, certifying (if such be the case) that this Lease is in full force and effect and that there are no defenses or offsets thereto, or stating those claimed by Tenant, and stating such other facts and conditions as may be reasonably required by Tenant. If any mortgagee or beneficiary elects to have this Lease superior to its mortgage or deed of trust and gives notice of its election to Tenant, then this Lease shall thereupon become superior to the lien of such mortgage or deed of trust, whether this Lease is dated or recorded before or after the mortgage or deed or trust. Tenant shall execute promptly after demand, without charge, all forms, documents and instruments required by Landlord to carry out the terms of this Paragraph 29.

     30.  ESTOPPEL CERTIFICATE: FINANCIAL STATEMENTS.

     a.   Estoppel Certificate. Tenant shall at any time upon not less than ten
(10) days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. At Landlord's option, Tenant's failure to deliver such statement within such time shall be a material breach of this Lease or shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one (1) month's rent has been paid in advance.

     b. Financial Statements. If Landlord desires to finance, refinance, or sell the Premises, the Property, or any part thereof, Tenant hereby agrees to deliver to any lender or purchaser designated by Landlord such financial statements of Tenant as may be reasonably required by such lender or purchaser. Such statements shall include the past three (3) years' financial statements of Tenant. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

     31. ADDITIONAL IMPROVEMENTS UPON PROPERTY. Landlord reserves the right at any time and from time to time, to add to, change, relocate, improve, or demolish all or any portion of the Property, buildings, Common Areas and parking areas (including, without limitation, the right to add additional floors to the buildings, to build new improvements adjoining the buildings, and to change, relocate, remove, or designate those parties who may use the lobbies, corridors, elevators, stairways and service areas), and to construct controlled or elevated parking facilities. Landlord's exercise of these rights will not require Landlord to compensate Tenant in any way, nor will it result in any liability by Landlord to Tenant or in any way affect Tenant's obligations under this Lease.

     32. SUBMISSION TO CONDOMINIUM PROPERTY REGIME. Landlord shall also have the right, without the consent of Tenant to submit all or a part of the Property of which the Premises are a portion to a Condominium Property Regime under Chapter 514A of the Hawaii Revised Statutes or any successor statute and to execute and record a Declaration of Condominium Property Regime and any amendments thereto, as deemed appropriate or necessary by Landlord; provided, however, that any such submission to a Condominium Property Regime shall be subject to the Tenant's rights under this Lease. Landlord shall have the right to add, delete, relocate, realign, reserve and grant all easements and rights of way over, under and on the Common Areas, the Property and the Premises as may be necessary or desirable in connection with such submission of the Property; provided, however, that such easements and rights-of-way shall not materially impair the use of the Premises by Tenant.

     To the extent that the joinder of Tenant shall be required in order to validate any Declaration of Condominium Property Regime or amendment contemplated therein, Tenant hereby agrees to join in and to execute the same, and for purposes of further securing the foregoing covenant, Tenant hereby irrevocably appoints Landlord as its attorney-in-fact, coupled with an interest, for purposes of executing, recording and acknowledging any such Declaration or amendment for and on behalf of Tenant.

     33. LANDLORD'S CONSENT. In any case in which the Landlord's consent or approval is required hereunder, then unless otherwise expressly provided herein, Landlord shall not unreasonably withhold its consent or approval. In any case in which Landlord does not respond to Tenant's request for consent or approval, Landlord shall be deemed to have withheld consent or to have disapproved, as the case may be.

     34. FORCE MAJEURE. In the event that either Landlord or Tenant shall be delayed or hindered in or prevented from the performance from any act required under this Lease by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, unforeseeable delays in obtaining governmental permits, approvals or consents, or riots, insurrection, war, or other reason of a like nature, not the fault of the party delayed in performing the work or doing the acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Paragraph 34 shall not operate to excuse Tenant from the prompt payment of rent or any other sums required by the terms of this Lease.

     35.  NOTICES.

     a. Notices to Tenant. All notices to be given to Tenant may be given in writing personally to Tenant, if Tenant is an individual, or to an officer, partner or manager of Tenant, if Tenant is a corporation, partnership or otherwise not available to Landlord, or by depositing the same in the United States mail, registered or certified and postage prepaid, and addressed to Tenant at the Premises, whether or not Tenant has departed from, abandoned or vacated the Premises.

     b. Notice to Landlord. Notice to Landlord shall be given in writing personally to an agent or employee of Landlord or by depositing the same in the United States mail, registered or certified and postage prepaid, and addressed to Landlord at the address set forth in the attached Special Lease Provisions, or at such other addresses as Landlord may give to Tenant in writing from time to time.

     c. Time of Service. Any written notice sent by registered or certified mail shall be deemed to have been served as of the date it is mailed in accordance with the foregoing provisions.

     36.  MISCELLANEOUS.

     a. No Representations by Landlord. Tenant acknowledges and agrees that Landlord has not made and Tenant is not relying on any representations as to the quality, marketing, or advertising of the Property or as to the amount of traffic or customers expected.

     b. Corporate Representations. If Tenant hereunder shall be a corporation, the parties executing this Lease on behalf of the Tenant hereby represent and warrant that (i) Tenant is a duly qualified corporation licensed to do business in the State of Hawaii, (ii) all franchise and corporate taxes have been paid to date, and that all future forms, reports, fees and other documents necessary to comply with all applicable laws will be filed when due, and (iii) Tenant has full power and authority to enter into this Lease. Tenant shall provide Landlord with such evidence of the foregoing as Landlord may reasonably require.

     c. No Offer without Signature. The submission of this Lease document for examination and negotiation does not constitute an offer to lease, or reservation of, or option for the Premises, and this document becomes effective and binding only upon execution and delivery hereof by Tenant and by Landlord, or by a duly authorized representative of Landlord. No act or omission of any employee or agent of Landlord or Landlord's broker, if any, shall alter, change or modify any of the provisions thereof.

     d. Further Assurances. The parties hereto shall, whether before or after the date hereof, execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Lease.

     e. Obligations Joint and Several. In any case, where there is more than one Tenant, the obligation of Tenants hereunder shall be joint and several and any notice given by Landlord to any one of the Tenants shall be construed as notice to all.

     f. No Partnership. Nothing herein contained, whether in the method of computing rent or otherwise, shall create between the parties hereto, or be relied upon by others as creating, any relationship of partnership, association, joint venture or otherwise. The sole relationship of the parties hereto shall be that of landlord and tenant.

     g. No Transfer of Interest in Land or Air Rights. Nothing in this Lease shall be construed as creating or transferring to Tenant any interest in the land upon which the Premises are located or in the air space above the Premises or the Common Areas, except as otherwise specifically provided in this Lease.

     h. Diminution of Light and Air. No diminution or shutting off of light or air by any structure which may be erected in the vicinity of the COCONUT GROVE MARKETPLACE or the Property shall affect the rights or obligations of Landlord or Tenant under this Lease or operate to impose any liability on the Landlord.

     i. Counterparts. This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one agreement and the signature of any party in counterpart shall be deemed as a signature to and may be appended to any other counterpart.

     j. Short-Form Counterpart. Upon request by either party, the other party will execute and deliver to the party requesting the same a recordable short-form counterpart of this Lease, stating the names of the parties, the term, the description of the Premises, and the nature of any options for renewal. Landlord will supply the form for the short-form counterpart. The party requesting recordation shall pay any costs, taxes or assessments incurred in connection with the recordation of any short-form counterpart.

     k. Captions. Captions at the beginning of each Paragraph are for convenience only and shall not be deemed to be a part of any contents of this Lease.

     l. Binding Effect. Except as otherwise provided herein, this Lease and each and every provision hereof shall be binding on and shall, subject to the required consent of Landlord, inure to the benefit of the parties hereto, their respective personal representatives, successors, heirs, and permitted assigns, and to each and every successor-in-interest of any party hereto, whether such successor acquires any such interest by way of gift, purchase, foreclosure, merger, or by any other method.

     m. Severability. If any provision of this Lease or the application thereto to any person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease and the application or such provision to the other persons or circumstances shall not be affected thereby.

     n. Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Hawaii.

     o.   Time of the Essence. Time is of the essence of this Lease.

     37. ENTIRE AGREEMENT. This Lease contains the entire agreement between the parties, and any agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of the Lease in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought. It is expressly understood and agreed (i) that each and all of the provisions of this Lease are conditions precedent to be faithfully and fully performed and observed by Tenant to entitle Tenant to continue in possession of the Premises hereunder, (ii) that said conditions are also covenants on the part of Tenant, and (iii) that time of performance of each is of the essence of this Lease.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date and year set forth in the attached Special Lease Provisions.


                                        CINEMASTAR LUXURY THEATERS, INC.,
                                        a California corporation


Brian Anderson
- ---------------------------------
Brian Anderson                          By:  Alan Grossberg
                                             ---------------------------------
                                             Alan Grossberg
Melvin Shapiro
- ---------------------------------       Its: ---------------------------------
Melvin Shapiro
                         LANDLORD                                       TENANT



                                       Tenant: CINEMASTAR LUXURY THEATERS, INC.,

                                       Date: July 18, 1996


                      PERSONAL GUARANTY OF LEASE ADDENDUM

     PERSONAL GUARANTY by the undersigned Guarantor(s) with respect to the Sublease between BRIAN ANDERSON and MELVIN SHAPIRO, Landlord, and CINEMASTAR LUXURY THEATERS, INC., Tenant, dated the 18th day of July, 1996, for certain Premises in the COCONUT GROVE MARKETPLACE situated in Kailua-Kona, Hawaii (the "Lease"):

     THE UNDERSIGNED GUARANTOR(S), do hereby unconditionally guarantee to Landlord and its successors and assigns, the full and timely payment of the rent and all other amounts provided to be paid under the Lease and do also guarantee the full and timely observance and performance of all the other covenants, terms and conditions of the Lease on the part of Tenant to be observed and performed, and do hereby waive any and all notices of default, nonpayment, demand, presentment or protest and agree that any extensions, modifications or amendments of the Lease shall not in any manner release the undersigned Guarantor(s), and that Landlord may at any time, with or without notice, release any person, corporation or entity other than Tenant liable for observance or performance of any covenants required to be observed or performed under the Lease, and may extend the time for payment or modify or extend the time for compliance with any covenant of the Lease, or in any other way amend, change or modify the Lease without in any way releasing the undersigned Guarantor(s).

     The liability of Guarantor(s) hereunder shall be primary. If at any time, default shall be made by Tenant in the performance or observance of any of the terms, covenants or conditions of the Lease on Tenants part to be kept, performed or observed, Guarantor(s) will keep, perform and observe the same, as the case may be, in place and stead of Tenant. If any right of action shall accrue to Landlord under the Lease, Landlord may, at Landlord's option, proceed against Guarantor(s) without having commenced any action or having obtained any judgment against Tenant.

     The liability of Guarantor(s) hereunder shall in no way be affected by (a) the release or discharge of Tenant in any creditors', receivership, bankruptcy or other proceedings, (b) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or any remedy for the enforcement of Tenants said liability under the Lease, resulting from the operation of any present or future provision of the Federal Bankruptcy Code or other federal and state statutes or from the decision in any court, (c) the rejection or disaffirmance of the Lease in any such proceedings, (d) the assignment or transfer of the Lease by Tenant or (e) any disability of Tenant.

     Until all of the covenants and conditions of the Lease on Tenant's part to be performed and observed are fully performed and observed, Guarantor(s) (a) shall have no right of subrogation against Tenant by reason of any payments or acts or performance by Guarantor(s), in compliance with the obligation of Guarantor(s) hereunder, (b) waive any right to enforce any remedy which Guarantor(s) now or hereafter shall have against Tenant by reason of any one or more payments or acts of performance in compliance with the obligations of Guarantor(s) hereunder, and (c) subordinate any liability or indebtedness of Tenant now or hereafter held by Guarantor(s) to the obligation of Tenant to the Landlord under the Lease.

     The undersigned Guarantor(s) further agree to pay all costs of enforcement of the Lease and this guaranty, including reasonable attorneys' fees in the event that counsel is retained or suit is instituted to enforce this guaranty.

     As a further inducement to Landlord to make this Lease and in consideration thereof, Landlord and the undersigned Guarantor(s) covenant and agree that in any action or proceeding brought by either Landlord or the undersigned Guarantor(s) against the other on any matters whatsoever arising out of, under or by virtue of the terms of the Lease or this Guaranty, that Landlord and the undersigned Guarantor(s) shall and do hereby waive trial by jury.

     This instrument may not be changed, modified, discharged or terminated orally or any manner other than by agreement in writing signed by Guarantor(s) and Landlord.

     IN WITNESS WHEREOF, the undersigned have executed this Personal Guaranty as of the 15 day of July, 1996.


                                    JOHN ELLISON, JR.
                                    --------------------------------
                                    JOHN ELLISON, JR.
                                    SSAN: ###-##-####


                                    ALAN GROSSBERG
                                    --------------------------------
                                    ALAN GROSSBERG
                                    SSAN: ###-##-####


                                    RUSSELL SEHEULT
                                    --------------------------------
                                    RUSSELL SEHEULT
                                    SSAN: ###-##-####


                                    JERRY WILLITS
                                    --------------------------------
                                    JERRY WILLITS
                                    SSAN: ###-##-####

                                      Tenant: CINEMASTAR LUXURY THEATERS, INC.,

                                      Date:   July 18, 1996


                          SPECIAL CONDITIONS ADDENDUM

     Landlord and Tenant agree that the following special provisions shall be a part of the attached Lease only for the initial term set forth in the attached Special Lease Provisions and shall not apply to any extended term of the Lease, if any, unless Landlord and Tenant specifically agree in writing to such application.

     1. Throughout the term of this Lease and any extensions of the term under the Option Addendum, Tenant may assign or sublease the Lease, in whole or in part, without the express written consent of Landlord to:

          a. Any corporation for which or with which Tenant merges or consolidates;

          b. Any parent, subsidiary or affiliate corporation of Tenant (controlling, controlled by, or common control with Tenant (control of a corporation shall be defined to mean fifty-one percent (51%) or more ownership of each class of the outstanding capital stock of such corporation]);

          c. Any corporation which acquires all or substantially all of the assets or issued and outstanding shares of capital stock of Tenant; or

          d. Any partnership, the majority interest of which shalt be owned by the parent of Tenant, if such parent is the general partner subject, however, to the Tenant's and Guarantors' continuing liability under this Lease as provided in Paragraph 21.d. of this Lease and the Personal Guaranty of Lease Addendum.

     2. Notwithstanding any other term or provision of this Lease, during the first thirty-six months following the Rent Commencement Date, the Tenant's percentage share of the Property maintenance and operating expenses shall not exceed an amount equal to forty-four cents ($.44) per square foot per month.

     3. During the entire term of this Lease, and provided the Tenant shall not be in default under this Lease, Tenant shall have the exclusive right to operate a movie theater on the Property.

     4. Landlord and Tenant agree that the obligations, duties and liabilities of Landlord and Tenant under this Lease are subject to Landlord's obtaining of a construction loan for the construction of Landlord's intended improvements to the Property, including Landlord's contribution to Tenant's improvements as described in Paragraph 5 below, in an amount not less than $5,500,000.00 within 270 days of Landlord's and Tenant's execution of this Lease. To facilitate such loan, Tenant agrees that Tenant and the Guarantors named in the Personal Guaranty of Lease Addendum attached to this Lease will join in and execute the Loan Documents requested by the lender, provided, however that the liability of Tenant and the Guarantors with respect to such loan shall not exceed the total sum of $1,000,000.00. If Landlord is unable to obtain the construction as described above, this Lease shall be terminated and Landlord and Tenant shall be released and discharged from any and all of the their obligations, duties and liabilities under the Lease unless such 270 day period shall have been extended by mutual agreement of Landlord and Tenant.

     5. Landlord shall contribute the sum of $85.00 per square foot of the Premises toward Tenant's building costs for completion of Tenant's Work as described in Exhibits C and E attached hereto. This contribution shall be paid from the construction loan to be obtained by Landlord as described in Paragraph 4 above and Tenant agrees that it shall cooperate in respects necessary to allow the Landlord to make its draws on such loan for the purpose of Landlord's contributions to Tenant under this Paragraph S and Tenant's cooperation with Landlord and Landlord's lender shall be a precondition to Tenant's receipt and use of Landlord's contribution described above. As used herein, the term "building costs" shall mean the actual out of pocket costs incurred or paid by Tenant for labor, materials and services actually rendered, including architectural and engineering plans and project management, for Tenant's Work as described in Exhibits C and E attached hereto and the costs of the tenant improvements and appurtenances thereto, in compliance with all applicable governmental codes, ordinances, and regulations, including, without limitation, fire sprinkler system, detector check valves and vaults, and all utility services, related to the theater construction. Building costs shall not include so-called "soft costs" including, without limitation, any loan fees, points, principal and interest payments, Tenant employee salaries and expenses, marketing and sales costs, attorneys fees, etc., incurred by Tenant with respect to Tenant's Work, all of which shall be borne by Tenant. Landlord, however, shall be responsible for any mitigation fees related to the Property. Tenant shall provide Landlord with copies of all invoices, statements, budgets, summaries ,journals, etc., obtained or maintained by Tenant with respect to Tenant's work and Tenant's providing of such copies to Landlord shall be a precondition to Tenant's receipt and use of Landlord's contribution described above. For purposes of this Paragraph 5, the square footage of the Premises shall, in no event, be deemed to exceed 25,000 square feet; in the event the square footage of the Premises as determined in accordance with Paragraph 1.a.(i) of the Standard Terms and Provisions be less than 25,000 square feet, Tenant shall have the option to fix the square footage of the Premises at 25,000 square feet provided such square footage shall also be deemed to be the square footage of the Premises for the purpose of calculating the Tenant's obligation to pay Monthly Minimum Rent and Property maintenance and operating expenses under this Lease and Exhibit B attached to this Lease.

     6. Landlord and Tenant agree that the obligations, duties and liabilities of Landlord and Tenant under this Lease are subject to the estimated building costs of Tenant's improvements to the Premises being in an amount less than $85.00 per square foot of the Premises. In the event the estimated building costs of Tenant's improvements shall exceed $85.00 per square foot of the Premises, either Landlord or Tenant may terminate this Lease upon 30 days prior written notice to the other, provided, however, that during such 30 day period, the nonterminating party shall have the right to void such termination if it agrees to pay the full cost and expense of the building costs in excess of $85.00 per square foot and so notifies the other party in writing. If this Lease is terminated by either Landlord or Tenant as provided in this Paragraph 6, and the non-terminating party does not elect to void the termination as provided above, then this Lease shall be terminated and Landlord and Tenant shalt be released and discharged from any and all of the their obligations, duties and liabilities under the Lease.

     7. Notwithstanding any other term or provision of this Lease, for the initial term of this Lease and any extension term under the Option Addendum, for all purposes of calculating the square footage of the Premises, including the calculation of Monthly Minimum Rent and Landlord's contribution toward Tenant's building costs, the square footage of any mezzanine constructed in the Premises shall be excluded and the square footage set forth in the Memorandum described in Paragraph 1.a.(i) of the Standard Terms and Provisions shall control.

     8. Notwithstanding any other term or provision of this Lease, for the initial term of this Lease and any extension term under the Option Addendum, Landlord and Tenant agree that, in lieu of any security deposit under this Lease, Tenant shall install and place furniture, fixtures and equipment within and on the Premises having a value of not less than $1,000,000.00 and free and clear of any and all liens, claims and encumbrances of any third person and record a UCC-1 Financing Statement in the Bureau of Conveyances of the State of Hawaii perfecting the Landlord's security interest under Paragraph 23.n. of this Lease therein.

     9. Notwithstanding any other term or provision of this Lease, for the initial term of this Lease and any extension term under the Option Addendum, Landlord shall retain the right to enact a system of "validated" parking for the Property, provided, however, that any such system shall allow the Tenant to validate parking for its customers at no additional cost.

     10. Landlord agrees that in the event it shall grant any tenant in the COCONUT GROVE MARKETPLACE a credit against any the Property maintenance and operating expenses (as that term is defined in Paragraph 6 of this Lease), the amount of such credit shall not be charged back against the Tenant under Paragraph 6, or any other provision, of this Lease.


                                    CINEMASTAR LUXURY THEATERS, INC.,
                                    a California corporation

BRIAN ANDERSON
- ---------------------------------
BRIAN ANDERSON
                                    By Alan Grossberg
                                       ---------------------------------
MELVIN SHAPIRO                         ---------------------------------
- ---------------------------------      Its: ____________________________
MELVIN SHAPIRO

                         LANDLORD                                  TENANT

                                   Tenant:  CINEMASTAR LUXURY THEATERS, INC.,


                                   Date July 18, 1996

                                OPTION ADDENDUM

     Option to Extend Term: If Tenant at all times during the term of this Lease shall have promptly paid the rent and observed and performed all of the terms and conditions contained in the Lease, and Tenant shall not have assigned this Lease or sublet the Premises, Tenant shall have the right to extend the term for two (2) additional five (5) year terms and for one (1) additional four (4) year and eleven (11) month term by giving Landlord written notice of such extension on or before one hundred eighty (180) days prior to the end of the term of the Lease or the preceding extension term. Any assignment of this Lease or subletting of the Premises by Tenant requiring Landlord's consent shall void this Option Addendum unless otherwise specifically agreed by Landlord. Such extension shall be upon the same terms and conditions of the Lease, excepting for this option, the Monthly Minimum Rent and the Percentage Rent. Monthly Minimum Rent and Percentage Rent for each additional year of the extension term shall, except as provided in Exhibit B for the first five year extended term, be in such amount as may be agreed upon by the parties or the then-fair market rental value of the Premises as may be established by arbitration if the parties fail to agree by the end of the term of the Lease. The "then-fair market rental value of the Premises shall include all improvements made to the Premises by Tenant but exclude all trade furnishings or fixtures which Tenant has the right to remove at the end of the term, if any, and shall mean what a landlord under no compulsion to lease the Premises, and a tenant under no compulsion to lease the Premises, would determine as the Monthly Minimum Rent (including any Monthly Minimum Rent increases during the extension term) and Percentage Rent for the extension term, as of the commencement of the extension term, taking into consideration the uses permitted under this Lease, the characteristics, location and quality of the Property, the quality, size, construction, design, and location of the Premises, and the Monthly Minimum Rent and percentage rent for comparable premises located in the vicinity of the COCONUT GROVE MARKETPLACE. The then-fair market rental value of the Premises during any month of the extension term as determined by arbitration (the Monthly Minimum Rent and Percentage Rent), and the increases in the Monthly Minimum Rent, if any, during the extension term, shall, in no case, be less than the Monthly Minimum Rent and Percentage Rent during the immediately preceding month. Arbitration shall be by three (3) arbitrators who shall be recognized real estate appraisers. Each party shall name an arbitrator and notify the other in writing and, in case of the failure of either to appoint an arbitrator within ten (10) days after notification of appointment of an arbitrator, the party appointing the first arbitrator may apply to the Circuit Court of the Third Circuit, State of Hawaii, for the appointment of a second arbitrator; the two (2) arbitrators shall appoint a third arbitrator and, in case of their failure to do so within ten
(10) days after the appointment of the second arbitrator, either party may have such third arbitrator appointed by the Court. The three (3) arbitrators so appointed shall proceed to determine the matter in question and the decision of a majority of them shall be final, conclusive and binding upon the parties. In no event, however, shall the Monthly Minimum Rent and Percentage Rent per month during any extension term be less than the Monthly Minimum Rent and Percentage Rent per month for the calendar month immediately preceding the commencement of the extension term, nor shall the additional rent be less than that as defined in Paragraphs 6 and 7 of the Lease. The provisions herein shall be governed by the provisions of Chapter
658, Hawaii Revised Statutes as the same now is or may from time to time be amended, and judgment may be entered upon the arbitrators' decision by the Circuit Court of the Third Circuit as provided in said Chapter. The fee of the arbitrators selected by each of the parties and attorney and witness fees shall be borne by the party incurring the same; the balance of the costs of arbitration, including the fee of the third arbitrator, shall be borne equally by Landlord and Tenant. In the event the then-fair market rental value of the Premises is not determined until after the beginning of the extension term, then it shall be retroactive to the beginning of the extension term.


                                        CINEMASTAR LUXURY THEATERS, INC.,
                                        a California corporation


Brian Anderson
- ---------------------------------
BRIAN ANDERSON                          By:  Alan Grossberg
                                             ---------------------------------
                                             ALAN GROSSBERG
Melvin Shapiro
- ---------------------------------       Its: ---------------------------------
MELVIN SHAPIRO
                         LANDLORD                                       TENANT



                                   EXHIBIT A















                                   SITE PLAN

                                       Tenant: CINEMASTAR LUXURY THEATERS, INC.,

                                                             Date: July 18, 1996


                                   EXHIBIT B

                        MONTHLY MINIMUM RENT PROVISIONS

     The Monthly Minimum Rent after the period provided for in Paragraph C.1.a of the Special Lease Provisions shall be as follows:

     1. On the thirty-sixth (36th) monthly anniversary date of the Rent Commencement Date or, if such date is not the first day of a calender month, then on the first day of the next calender month after the month in which the thirty-sixth (36th) monthly anniversary date of the Rent Commencement Date falls, the Monthly Minimum Rent shall be increased for the next twenty-four (24) months of the term to ONE AND 50/100 DOLLARS ($1.50) per square foot per month.

     2. Commencing on the sixtieth (60th) monthly anniversary date of the Rent Commencement Date or, if such date is not the first day of a calender month, then on the first day of the next calender month after the month in which the sixtieth (60th) monthly anniversary date of the Rent Commencement Date falls, and on the same day of each fifth (5th) calendar year thereafter during the remainder of the term of this Lease (the "adjustment date"), the Monthly Minimum Rent for the ensuing sixty (60) months of the term shall be adjusted to the greater of:

          a. The Monthly Minimum Rent for the last month immediately preceding the adjustment date increased by an amount equal to the increase in the Consumer Price Index for the sixty (60)-month period immediately preceding the adjustment date, provided, however, that the amount of such increase shall not, in any event, exceed fifteen percent (15%). The Consumer Price Index hereinabove referred to is the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for all Urban Consumers, Honolulu, Hawaii, All Items--Series A. Should the Bureau discontinue publication of its Consumer Price Index, then the computation of the adjustment of the Monthly Minimum Rent during each period shall be based upon the index the Bureau designates as providing the most accurate comparison with consumer prices for each period of the term of this Lease;

          or

          b. (1) For the sixty-first (61st) month through the one hundred and twentieth (120th) month, Monthly Minimum Rent calculated at the rate of ONE AND 65/100 DOLLARS ($1.65) per square foot per month.

               (2) For the one hundred and twenty first (121st) month through the one hundred and eightieth (180th) month, Monthly Minimum Rent calculated at the rate of ONE AND 81.5/100 DOLLARS ($1.815) per square foot per month.

               (3) For the one hundred and eighty first (181st) month through the two hundred and fortieth (240th) month, Monthly Minimum Rent calculated at the rate of ONE AND 99.6/100 DOLLARS ($1.996) per square foot per month.

               (4) For the two hundred and forty-first (241st) month through the three hundredth (300th) month -- if the Tenant exercises its option to extend the term as provided in the Option Addendum, the Monthly Minimum Rent as may be agreed upon by the parties or the then-fair market rental value of the Premises as may be established by arbitration if the parties fail to agree. The "then-fair market rental value of the Premises" shall include all improvements made to the Premises by Tenant but exclude all trade furnishings or fixtures which Tenant has the right to remove at the end of the term, if any, and shall mean what a landlord under no compulsion to lease the Premises, and a tenant under no compulsion to lease the Premises, would determine as the Monthly Minimum Rent as of the commencement of the extension term, taking into consideration the uses permitted under this Lease, the characteristics, location and quality of the Property, the quality, size, construction, design, and location of the Premises, and the Monthly Minimum Rent and percentage rent for comparable premises located in the vicinity of the COCONUT GROVE MARKETPLACE. Arbitration shall be by three (3) arbitrators who shall be selected and who shall act in the same manner as is provided for for arbitration in the Option Addendum.

     The adjusted Monthly Minimum Rent as hereinabove determined shall become the Monthly Minimum Rent for the next sixty (60) following-month period.

     3. Within ten (10) days after any written request by Landlord, Tenant will enter into an addendum to this Lease with Landlord setting forth and confirming the new Monthly Minimum Rent as adjusted by the calculations in Paragraph 2 and the date it commences.


                                        CINEMASTAR LUXURY THEATERS, INC.,
                                        a California corporation


Brian Anderson
- ---------------------------------
BRIAN ANDERSON                          By:  Alan Grossberg
                                             ---------------------------------
                                             ALAN GROSSBERG
Melvin Shapiro
- ---------------------------------       Its: ---------------------------------
MELVIN SHAPIRO
                         LANDLORD                                       TENANT



                                   EXHIBIT C

                          CONSTRUCTION SPECIFICATIONS

I.   GENERAL REQUIREMENTS

     A. Design, construction and materials of Tenant improvements in the Premises and/or the Common Areas shall be approved by Landlord prior to the commencement of construction. Drawings and samples shall be submitted in a timely manner and approved by Landlord prior to the commencement of construction.

     B. Landlord shall pay any fees imposed by any governmental authority to obtain Building permits. All work performed by or on behalf of Tenant shall be in accordance with the provisions of this Exhibit C and all applicable federal, state and local building codes, ordinances and regulations.

     C. Quality of workmanship and materials shall be approved by Landlord and shall be in keeping with the general standards, appearance and motif of the COCONUT GROVE MARKETPLACE.

     D. Warranties for not less than one year against defects in workmanship, material and equipment shall be provided by Tenant's contractors. On completion, all facilities shall be in full use without defects.

     E. Prior to entering into a contract with any contractor for work in the Premises and/or the Common Areas, Tenant shall first obtain Landlord's approval of such contractor.

     F. Tenant's contractors shall carry public liability insurance in such amounts as shall be designated by Landlord. Such insurance policy shall name Landlord, Landlord's architect and any lender of Landlord, as designated by notice from Landlord to Tenant, and such other parties as Landlord may specify, as additional insureds insuring against any liability arising out of any and all construction work in the Premises and/or the Common Areas and all areas appurtenant thereto. Tenant's contractors also shall carry or cause to be carried appropriate workers compensation and employers' liability insurance as is required by (and which insurance shall be in conformity with) the laws of the State of Hawaii for all employees and subcontractors working in or about the Premises and/or the Common Areas. Each such insurance policy shall provide that it cannot be canceled without at least thirty (30) days' prior notice to Landlord. A current certificate that each such policy is in effect and, if required by Landlord, a true copy of each such policy, shall be deposited with Landlord prior to the commencement of any alterations, improvements or other construction in the Premises and/or the Common Areas.

     G. Tenant shall remove all debris and trash from the Property daily during and upon completion of all work and construction. If such is not removed by Tenant, Landlord may do the same at Tenant's cost and expense. Tenant shall clean and repair any surfaces soiled or damaged by Tenant's construction or the delivery of materials to the Premises.

     H. Tenant's contractors must coordinate all work, deliveries, utility connections and trash removal with Landlord before proceeding. Tenant or Tenant's contractors must submit a construction progress schedule for Landlord's review and approval two (2) weeks prior to the start of Tenant's construction work.

     I. Tenant's construction shall be performed in a manner that will not interfere with the quiet enjoyment by other tenants, Landlord, guests or invitees of the Property. Without limiting the generality of the foregoing, Tenant shall confine all construction activity to the Premises and the required portions of the Common Areas and shall keep loading and service areas and areas in front of, beneath or adjacent to the Premises free of equipment, materials, workers and other obstructions and shall minimize the emissions of noise, dust and other sources of interference from the Premises.

II.  LANDLORD'S WORK

     Unless otherwise provided in Exhibits D and/or E attached hereto, Landlord, at Landlord's expense, shall provide the following:

     A.   Site Work.

          1.   Landscaping and planting as may be determined by Landlord.

          2.   Completion of sidewalks, exterior stairways and walkways.

          3.   Completion of loading and unloading areas.

          4. A compacted and sloped pad certified by the Tenant's architect to be in conformance with the approved plans and specifications for the Premises.

     B.   Utility Distribution Systems.

          1.   Dry wells, seepage pits, drains, branch sanitary waste lines.

          2. Electrical distribution system to Tenant distribution panel boards. An empty conduit from the distribution panel to the Premises.

          3. An empty conduit for telephone use will be installed from the telephone company manhole in the street to the Property terminal boards and then an empty conduit to the Premises.

          4. Underground water, sanitary sewer and drains extended to common service locations within the Property.

          5. All utility distributions shall be stubbed to within 5 feet of the Premises' building lines.

     C. Common Areas: All Common Areas shall be designed by Landlord and constructed by Landlord as follows:

          1. Materials and finishes: Except as otherwise provided in this Exhibit C or the Lease Agreement, all materials, landscaping and other elements in the Common Areas shall be furnished by Landlord.

          2. Electrical: All lighting, electrical receptacles, and fire alarm boxes if any, in the public spaces and service areas, shall be furnished by Landlord.

III. TENANT'S WORK

     Unless otherwise provided in Exhibits D and/or E attached hereto, the following work is to be performed by Tenant at Tenant's expense. Such work includes all structural, mechanical and electrical work as well as interior decoration normally designed by an interior designer or licensed architect.

     A.   Design Drawings, Working Drawings and Specifications.

          1. All design drawings, working drawings and specifications setting forth in detail Tenant's requirements for the Premises shall be prepared by a licensed architect or engineer for Tenant.

          2. Tenant's work shall comply with any design criteria promulgated by the Landlord for the COCONUT GROVE MARKETPLACE generally. This criteria represents minimum standards for all of Tenant's construction designs and installations.

          3. Any modifications and/or deviations from Landlord's criteria shall be itemized by Tenant and shall be subject to the approval of Landlord. All costs resulting therefrom shall be borne by Tenant.

          4. There will be no changes whatsoever allowed to the exterior facades by Tenant unless specifically approved by Landlord.

     B.   Mechanical.

          1.   Plumbing:

               a. Landlord may provide sanitary lateral or stub outs, vents and water supply stub outs to certain tenant space at location(s) to be determined by Landlord.

               b. Tenant shall do all plumbing and "roughing" work from stub outs within the Premises. All work shall be approved by Landlord.

          2. Fire Protection System. Tenant shall provide necessary piping and sprinkler drops required for fire protection and extinguishing equipment and cabinets required by any applicable governmental agency fire code.

          3. Air Conditioning. Tenant shall install an air conditioning system in the Premises. An equipment layout which includes compressor, fan coil units, location, piping, connections to fresh air intake and to condensate drains shall be submitted to Landlord for approval.

     C.   Electrical.

          1. Tenant shall have prepared complete drawings of the electrical system for the Premises by a registered electrical engineer. The electrical system shall be complete with lighting fixtures, receptacles, and connections to any special equipment including the feeders from the distribution board and the extension of the feeder conduit within the Premises.

          2. All lighting fixtures and any special electrical displays shall have the approval of Landlord and shall not be altered without the prior consent of Landlord.

     D. Permits. Prior to performing any work in or on the Premises or the Property, Tenant shall obtain, at Landlord's expense, any and all governmental permits, consents, approvals, licenses, etc. necessary to commence and complete Tenant's work.

                                   EXHIBIT D

                           (Landlord's Improvements)



     1. "Landlord's Work" shall be based on the engineering plans, specifications, and drawings to be prepared by Tenant pursuant to Exhibits C and F attached hereto and shall consist of providing Tenant with a certified compacted pad of not more than 25,000 square feet, sloped to Tenant's specifications, all required parking, all landscaping, all on-site paving, parking, curbs, gutters, and sidewalks, all irrigation and all utilities stubbed to within 5 feet of Tenant's building line.

     2. The time in which Tenant and Landlord shall complete the Tenants Work and the Landlord's Work may be extended pursuant to Paragraph 34 of the Lease.

     3. Both parties shall perform their obligations under this Lease with reasonable skill and diligence and may not intentionally interfere with or prevent the other party's performance of its obligations under this Lease.

                                   EXHIBIT E
                            (Tenant's Improvements)

     1. "Tenant's Work" shall consist of the construction of a first-class theater building, and including, without limitation, all architecture and engineering; all building structural costs and project management, including, without limitation, all contingencies necessary for a first class theater building including, a second floor mezzanine structure; concrete sloped and flat floors; auditorium dividing walls; long span roof structure; complete fire sprinkler system; stairways; drop ceiling; completed electrical; finished plumbing (to include full, finished, and fixturized restroom facilities); emergency exit-ways; all HVAC systems; storefront exit doors; all hardware; all signage, (including a readerboard and marquee,) and all utilities, all as provided in this Exhibit E and Exhibit C attached hereto.

     2. Tenant's work shall also include all work necessary to complete interior finishing improvements for a first-class motion picture exhibition theater with approximately 25,000 square feet of Ground Floor Area, and in accordance with all applicable governmental regulations which shall consist of, without limitation, state-of-the-art screens, speakers, carpeting, auditorium wall coverings, projection equipment, concession equipment, fixturization, installation of seating, installing of furniture, and subject to approval of applicable governmental entities.

     3. Within forty five (45) days from the Effective Date of this Lease, Tenant shall cause the Preliminary Plans to be prepared ("Preliminary Plans") and thereafter submit the Preliminary Plans to Landlord for its approval or disapproval, which approval shall not be unreasonably withheld or delayed and which approval or disapproval shall be given within thirty (30) days following receipt of the Preliminary Plans by Landlord. After Landlord has approved a set of Preliminary Plans, Tenant shall cause its architect to prepare final plans and specifications ("Final Plans") which shall be based upon and fall within the scope of the Preliminary Plans approved by Landlord, which Final Plans shall be submitted to Landlord for approval, (which approval shall not be unreasonably withheld,) in the same manner and with the same procedure set forth for approval of Preliminary Plans (the "Approved Plans"). Once approved by Landlord, Tenant shall, within thirty (30) days submit the Approved Plans to the appropriate governmental authorities for their approval. In connection with the governmental approval process and subsequent construction, Tenant may, if required by any applicable governmental agency, make any changes to the Approved Plans it may deem reasonably necessary to obtain approvals, and may, without Landlord's approval, make changes which are within the general scope of the Final Plans approved by the Landlord. Otherwise, the Approved Plans shall not be modified or amended without the prior written consent of Tenant and Landlord provided, however, that Landlord's consent shall not be required for minor field changes to conform to governmental requirements or the recommendations of the contractor or architect. In the event Landlord disapproves of the Preliminary or Final Plans ("Disapproved Plans"), Landlord shall notify Tenant in writing ("Notice of Disapproval of Plans") within the above Thirty day (30-day) period and, at the same time, return to Tenant one (1) set of the Disapproved Plans marked to show wherein the Disapproved Plans have been disapproved. Tenant shall cause the, Disapproved Plans to be appropriately revised, in a manner satisfactory to Landlord and Tenant within Thirty (30) days of Tenant's receipt of Landlord's Notice of Disapproval of Plans and submit to Landlord two (2) complete sets of the revised Tenant's Plans for approval by Landlord. Landlord and Tenant agree to cooperate reasonably with each other in resolving any objections to the Tenant's Plans or requested revisions, provided that Tenant has diligently attempted, in a timely manner, to obtain approval of the Final Plans from all governmental agencies. Landlord or Tenant may terminate this Lease if, for any reason whatsoever, Landlord and Tenant should fail to agree upon mutually satisfactory Preliminary Plans within seventy-five (75) days of the date Tenant first submits the Preliminary Plans to Landlord, or should Landlord and Tenant fail to agree upon mutually satisfactory Final Plans within seventy (75) days of the date Tenant first submits the Final Plans to Landlord, or in the event that all governmental agencies have not approved and issued all necessary building permits for Tenant's Work within Three Hundred & Sixty (360) days from the Effective Date of this Lease.

     4. Tenant shall, within Thirty (30) days of receipt of the necessary permits and approvals from the applicable governmental agencies, commence actual construction of Tenants Work. The time in which Tenant and Landlord shall complete the Tenant's Work and the Landlord's Work may be extended pursuant to Paragraph 34 of the Lease.

     5. Both parties shall perform their obligations under this Lease with reasonable skill and diligence and may not intentionally interfere with or prevent the other party's performance of its obligations under this Lease.

                                      Tenant: CINEMASTAR LUXURY THEATERS, INC.,

                                                Date: ____________________


                                   EXHIBIT F

                     CONFIRMATION OF RENT COMMENCEMENT DATE

     Landlord and Tenant hereby agree and confirm that the Rent Commencement Date, as that term is defined in Tenant's Lease for the COCONUT GROVE MARKETPLACE, was __________________, ______ and that the initial term of the Lease shall be deemed to have begun as of this Rent Commencement Date. We also hereby confirm that the Termination Date of the initial term of this Lease shall be as provided in Paragraph B of the Special Lease Provisions or (if applicable) _______________________, ______, whichever is LATER.

     Landlord and Tenant further agree and confirm that:

     1.   The actual square footage of the Premises is _____________ sq. ft.;
          and

     2. Tenants percentage share of the Property maintenance and operating expenses for purposes of Paragraph C.3 of the Special Lease Provisions is ___________%.


                                        CINEMASTAR LUXURY THEATERS, INC.,
                                        a California corporation



_________________________________       By: __________________________________
BRIAN ANDERSON

_________________________________           Its: _____________________________
MELVIN SHAPIRO
                         LANDLORD                                       TENANT

